                                                                     Exhibit 2.1












                            ASSET PURCHASE AGREEMENT

                           Dated as of April 10, 2002

                                 By and Between

                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                                       And

                          HIGH PROCESS TECHNOLOGY, INC.




















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
                                                  TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
ARTICLE I PURCHASE AND SALE OF ASSETS.............................................................................1
         1.1      Purchase of Assets..............................................................................1
         1.2      Limited Assumption of Liabilities...............................................................5
         1.3      Purchase Price..................................................................................6
         1.4      Purchase Price Adjustment.......................................................................6
         1.5      Allocation of Purchase Price....................................................................8
         1.6      Subsidiary Agreements...........................................................................8
         1.7      Maintenance Contracts>>.........................................................................9
         1.8      Bulk Sales Laws.................................................................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................9
         2.1      Organization....................................................................................9
         2.2      Authorization..................................................................................10
         2.3      No Conflict....................................................................................10
         2.4      Completeness of Assets.........................................................................11
         2.5      Financial Statements...........................................................................11
         2.6      Absence of Undisclosed Liabilities.............................................................11
         2.7      Absence of Certain Facts or Events.............................................................11
         2.8      Property, Leases and Encumbrances..............................................................12
         2.9      Contracts and Commitments......................................................................13
         2.10     Permits and Authorizations.....................................................................14
         2.11     No Violations..................................................................................14
         2.12     No Consents....................................................................................14
         2.13     Proceedings....................................................................................14
         2.14     Insurance......................................................................................15
         2.15     Intellectual Property..........................................................................15
         2.16     Software.......................................................................................16
         2.17     Employee Benefits..............................................................................16
         2.18     Employment Matters.............................................................................17
         2.19     Environmental Laws.............................................................................17
         2.20     Taxes..........................................................................................18
         2.21     Accounts Receivable; Customers.................................................................19
         2.22     Warranties.....................................................................................19
         2.23     No Finders or Brokers..........................................................................19
         2.24     Delivery of Documents..........................................................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................19
         3.1      Organization...................................................................................19
         3.2      Authorization..................................................................................20
         3.3      No Conflict....................................................................................20
         3.4      No Finders or Brokers..........................................................................20
         3.5      Litigation.....................................................................................21
         3.6      Sufficient Funds...............................................................................21





                                        i

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
ARTICLE IV COVENANTS OF SELLER...................................................................................21
         4.1      Access.........................................................................................21
         4.2      Conduct of Business............................................................................21
         4.3      Exclusivity....................................................................................22
         4.4      Third Party Confidentiality Agreements.........................................................22

ARTICLE V MUTUAL COVENANTS OF PURCHASER AND SELLER...............................................................22
         5.1      Post Closing Cooperation.......................................................................22
         5.2      Payments With Respect to Accounts Receivable...................................................23
         5.3      Fulfillment of Conditions......................................................................23
         5.4      Further Assurances.............................................................................24
         5.5      Confidentiality................................................................................24
         5.6      Personnel Matters..............................................................................24
         5.7      Third Party Consents...........................................................................26
         5.8      Public Announcements...........................................................................27
         5.9      Certain Notifications..........................................................................27
         5.10     Use of Division Names..........................................................................27
         5.11     SCT Name.......................................................................................28
         5.12     Cooperation Regarding Minimization of Costs....................................................29
         5.13     Sales, Transfer and Other Taxes................................................................29
         5.14     Release of Certain Guaranties..................................................................29

ARTICLE VI CONDITIONS OF CLOSING.................................................................................30
         6.1      Conditions of Obligations of Purchaser.........................................................30
         6.2      Conditions of Obligations of Seller............................................................32

ARTICLE VII CLOSING..............................................................................................34
         7.1      Closing Date...................................................................................34
         7.2      Termination of Agreement.......................................................................34
         7.3      Effect of Termination..........................................................................35

ARTICLE VIII POST-CLOSING........................................................................................35
         8.1      Survival of Representations and Warranties.....................................................35
         8.2      Indemnification of Purchaser by Seller.........................................................36
         8.3      Indemnification of Seller by Purchaser.........................................................37
         8.4      Procedure for Indemnification..................................................................37
         8.5      No Other Representations or Warranties.........................................................39
         8.6      Exclusive Remedy...............................................................................39
         8.7      Mitigation.....................................................................................39
         8.8      Losses Net of Insurance Proceeds, Etc..........................................................39
         8.9      Collateral Sources.............................................................................39


                                       ii
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
ARTICLE IX MISCELLANEOUS.........................................................................................39
         9.1      Further Actions................................................................................40
         9.2      Expenses.......................................................................................40
         9.3      Entire Agreement...............................................................................40
         9.4      Descriptive Headings; Interpretation...........................................................40
         9.5      Notices........................................................................................40
         9.6      Governing Law..................................................................................41
         9.7      Assignability..................................................................................41
         9.8      Waivers and Amendments.........................................................................42
         9.9      Third Party Rights.............................................................................42
         9.10     Severability...................................................................................42
         9.11     Arbitration....................................................................................42
         9.12     Specific Performance...........................................................................43
         9.13     Counterparts...................................................................................43
         9.14     Schedules and Exhibits.........................................................................43







                                      iii
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                                    SCHEDULES

EXHIBIT A..................Form of Subsidiary Agreement

EXHIBIT B..................Form of Transition Services Agreement

EXHIBIT C..................[Intentionally Omitted]

 EXHIBIT D.................Form of Royalty Agreement

EXHIBIT E..................Form of Non-competition Agreement

EXHIBIT F..................[Intentionally Omitted]

EXHIBIT G-1................Form of Trademark Assignment

EXHIBIT G-2................Form of Copyright Assignment

EXHIBIT H..................Form of Signing Date Press Release

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of April 10, 2002, by and between High Process Technology, Inc., a company organized under the laws of the Cayman Islands ("Purchaser") and Systems & Computer Technology Corporation, a Delaware corporation ("Seller"). Capitalized terms not otherwise defined in this Agreement are used as defined in Appendix A hereto. Unless otherwise stated, all monetary references shall be in the currency of the United States. Any reference in this Agreement to any United States federal or state legal term or concept (including, without limitation, any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

                              W I T N E S S E T H:

         WHEREAS, Seller and its Affiliates are in the business of, among other things, developing, supporting and marketing, licensing and selling end-to-end e-business solutions (including the individual components of the iProcess.sct solution, consisting of the Internet Business Suite, Supply Chain Executive Suite and Supply Chain Planning and Optimization Suite) and related services to process manufacturers and distributors worldwide, which business Seller and its Affiliates carry on through their Global Manufacturing & Distribution Solutions Business division (the "Division").

         WHEREAS, Seller and certain of its Affiliates desire to sell, and Purchaser and certain of its Affiliates desire to purchase, substantially all of the assets of the Division as hereinafter specified. The purchase and sale of the Division Assets (as defined in Section 1.1(a)) will be accomplished by direct purchase, sale and conveyance of the assets specified herein upon the terms and conditions set forth below.

         WHEREAS, Seller and Purchaser each expect to benefit from the consummation of the transactions contemplated hereby and, to induce each other to enter into this Agreement, agree to be bound by the terms and provisions in this Agreement.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase of Assets

                  (a) On the terms and subject to the conditions contained in this Agreement, on the Closing Date, Purchaser or one or more of its Affiliates shall purchase, and Seller or one or more of its Affiliates shall sell, convey, assign, transfer and deliver, free and clear of all Indebtedness and

Encumbrances (except for any Permitted Encumbrances) by appropriate instruments of conveyance reasonably satisfactory to Purchaser, all assets, properties, rights, titles and interests of every kind or nature owned, leased, licensed or otherwise held by Seller or its Affiliates (including indirect and other forms of beneficial ownership) as of the Closing Date, whether tangible, intangible, real or personal and wherever located, which are exclusively used by, or exclusively for the benefit of, the Division in operating the Business or are exclusively related to the Business, including all of the following assets which are exclusively used by, or exclusively for the benefit of, the Division in operating the Business or are exclusively related to the Business, but excluding all Excluded Assets (all such assets hereinafter referred to as the "Division Assets"):

                           (i) except those accounts receivable described in
Section 1.1(b)(vi) attached hereto, all accounts receivable (billed and unbilled) and all correspondence with respect thereto, including without limitation, all trade accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees and all other obligations from customers with respect to sales of goods or services, whether or not evidenced by a note;

                           (ii) all prepayments, prepaid expenses and other
similar assets (it being agreed that between the date hereof and the Closing Date, the parties will prepare and mutually agree upon a specifically identifiable list of such assets and attach such list hereto as Schedule 1.1(a)(ii));

                           (iii) all interests in leased or subleased real
estate set forth on Schedule 1.1(a)(iii);

                           (iv) all inventories, work in progress and supplies
(it being agreed that between the date hereof and the Closing Date, the parties will prepare and mutually agree upon a specifically identifiable list of such assets and attach such list hereto as Schedule 1.1(a)(iv));

                           (v) all machinery, equipment, furniture, automobiles
and other vehicles, spare parts and supplies, computers and all related equipment, telephones and all related equipment and all other tangible personal property (it being agreed that between the date hereof and the Closing Date, the parties will prepare and mutually agree upon a specifically identifiable list of such assets and attach such list hereto as Schedule 1.1(a)(v));

                           (vi) all rights existing under all contracts,
agreements and arrangements to which Seller or any of its Affiliates is a party (it being agreed that, the Business' maintenance contracts shall be transferred in accordance with Section 1.7) ("Contracts");

                           (vii) all rights to the employment of the employees
of the Business set forth on Schedule 1.1(a)(vii) hereto;

                           (viii) all lists and records pertaining to customer
accounts (whether past or current), suppliers, licensors, distributors, personnel and agents;

                           (ix) all claims, deposits, prepayments, warranties,
guarantees, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, but only to the extent Purchaser has assumed the related liabilities with respect thereto pursuant to Section 1.2(a);

                           (x) all Division Intellectual Property, including any
internally developed software used to operate the Business;

                           (xi) all Authorizations, but excluding any such
Authorizations that are not transferable;

                           (xii) except as provided in Section 1.1(b)(ii) below,
all books, records, ledgers, files, documents, correspondence, lists, studies and reports and other printed or written materials;

                           (xiii) all Software, except the Arcian/Relationship
Network Management Software which will be addressed as set forth in Sections 6.1(h) and 6.2(g);

                           (xiv) the Contracts of Systems & Computer Technology
GmbH set forth on Schedule 1.1(a)(xiv); and

                           (xv) all other assets of any kind or nature which are
exclusively used by, or exclusively for the benefit of, the Division in operating the Business or are exclusively related to the Business.

                  (b) Excluded Assets. Notwithstanding the foregoing, the following assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the assets to be conveyed hereby:

                           (i) Seller's and its post-Closing Affiliates' rights
under or pursuant to this Agreement, including under any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby;

                           (ii) Seller's and its post-Closing Affiliates'
general ledger, accounting records, minute books, statutory books and corporate seal, provided that Purchaser shall be given copies of the general ledger and accounting records as such documents exist as of the Closing Date to the extent such documents relate to the Business;

                           (iii) any right to receive mail and other
communications addressed to Seller or any of its post-Closing Affiliates, other than mail and other communications relating to the Division Assets or the Assumed Liabilities;

                           (iv) all contracts, agreements, arrangements and
other assets listed on Schedule 1.1(b)(iv) attached hereto;

                           (v) all intercompany receivables (short and long
term), intercompany investments or other intercompany assets of any kind or nature;

                           (vi) all accounts receivable (short and long term)
and the related specifically identified dollar amount of allowances for doubtful accounts set forth on Schedule 1.1(b)(vi) attached hereto, which will include all such amounts related to Birmingham Steel, Microfibres, Inc., Agrilink (including amounts owed to Mellon Bank), Eskimo Pie Corporation, Cherrydale Farms, Foxboro Company (Invensys)/Ken's Foods, Foxboro Company/Alto Dairy, Shamrock Foods Company, Sugar Creek Packaging Company, Gulf States Steel, Inc., Streamline.com, Chiquita Brands International, Inc. and Westin;

                           (vii) any cash and cash equivalents;

                           (viii) any interests in any real estate, whether
leased or subleased located at (A) 8755 West Higgins Road, Chicago, Illinois,
(B) Mississauga, Ontario, (C) Malvern, Pennsylvania (which will be the subject of the Sublease Agreement), (D) Nuremberg, Germany, (E) Alpharetta, Georgia (which will be the subject of the Second Sublease Agreement) or (F) Henley-in-Arden, United Kingdom (which will be the subject of the Third Sublease Agreement);

                           (ix) any of the capital stock of Seller or any of its
Affiliates;

                           (x) except as set forth on Schedule 1.1(a)(xiv)
attached hereto, any assets of any kind or nature of Systems & Computer Technology GmbH;

                           (xi) except for any assets or services to be made
available under this Agreement or any other agreement entered into in connection with this Agreement, any corporate or intercompany services or benefits provided by Seller or any of its post-Closing Affiliates to the Division, including legal, real property, tax, human resources and information systems;

                           (xii) all insurance and condemnation proceeds
received after the Closing Date under policies of insurance maintained by Seller or any of its Affiliates with respect to damage, non-conformance of or loss to the Division Assets incurred prior to the Closing Date;

                           (xiii) all rights and claims to refunds or credits of
Taxes paid or payable by Seller or any post-Closing Affiliate;

                           (xiv) the Arcian/Relationship Network Management
software and all Intellectual Property related thereto, including the assets set forth on Schedule 1.1(b)(xiv) attached hereto;

                           (xv) except for the limited grant of rights set forth
in Section 5.11, all of Seller's and its Affiliates' goodwill and rights in and to the name "Systems & Computer Technology Corporation," "SCT" or any name incorporating the foregoing, such as "iProcess.sct", and in any trade name, trademark or service mark thereof, or application therefor or registrations thereof;

                           (xvi) Seller's and each of its post-Closing
Affiliates' governmental licenses, permits and other Authorizations that are not transferable or are not related exclusively to the Business; and

                           (xvii) any other asset not specified in Section
1.1(a).

         1.2 Limited Assumption of Liabilities

                  (a) Except for the Excluded Liabilities, from and after the Closing, Purchaser or one or more of its Affiliates will assume and agree to pay, defend, discharge and perform as and when due all liabilities and obligations of Seller and its Affiliates, but only to the extent such liabilities and obligations relate to the Division Assets or the Business (in each case, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) (the "Assumed Liabilities"), including the following:

                           (i) all liabilities and obligations of performance
under each Contract;

                           (ii) all liabilities and obligations of performance
under each real property lease set forth on Schedule 1.1(a)(iii) hereto; and

                           (iii) those accounts payable, accrued expenses and
other liabilities specifically attributable to the Division Assets or the Business which would be required to be set forth on or accrued on a Closing Date balance sheet of the Division prepared in accordance with U.S. GAAP, consistently applied in accordance with Seller's past practices.

                  (b) Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement and regardless of whether such liability is disclosed herein or on any schedule or exhibit hereto, neither Purchaser nor any of its Affiliates will assume or be liable for any liabilities or obligations of Seller or any of its Affiliates (i) to the extent not related to the Business or
(ii) arising out of, related to, resulting from, in the nature of or caused by any (A) Taxes, except as provided in Section 5.13 (regardless of when incurred),
(B) indebtedness for borrowed money or deferred purchase price for property or any cash overdrafts of the Business arising on or prior to the Closing Date or any outstanding checks of the Business incurred on or prior to the Closing Date,
(C) intercompany payables, intercompany loans or other intercompany liabilities of any kind or nature, (D) Excluded Asset, (E) matter disclosed on Schedule 2.13 hereto (or, which otherwise would have been required to be disclosed on such Schedule if prepared as of the Closing Date) or any litigation, claim or assessment of any kind or nature which is commenced (by the filing of a complaint or the like or the presentation of a written claim to Seller or any of its Affiliates) with any court or similar legal or administrative authority or any mediator or arbitrator (or, in the case of a written claim, by presentation of such claim to Seller or any of its Affiliates) at any time on or prior to the Closing (including any customer litigation, breach of contract, breach of warranty, tort, infringement, violation of law or environmental matter), including any such matter disclosed in the Schedules hereto, (F) facts, events or circumstances related to the Business' relationship with Birmingham Steel Corporation, Microfibres, Inc., Agrilink, Eskimo Pie Corporation, Cherrydale Farms, Foxboro Company (Invensys)/Ken's Foods, Foxboro Company/Alto Dairy, Shamrock Foods Company, Sugar Creek Packaging Company, Gulf States Steel, Inc., Streamline.com, Chiquita Brands International, Inc. or Westin or (G) deferred revenue liability, which will be treated as specified in Section 1.7 hereof (in each case with respect to any of the matters specified in this Section 1.2(b), whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) (the "Excluded Liabilities").

         1.3 Purchase Price.

                  (a) The aggregate purchase price for the Division Assets is
(i) $13,200,000 (the "Cash Portion") and (ii) the assumption of the Assumed Liabilities ((i) and (ii) collectively referred to as the "Purchase Price"). The Cash Portion will be subject to adjustment as set forth in Section 1.4. On the Closing Date (as defined herein), Purchaser shall pay to the account or accounts designated by Seller, by wire transfer of immediately available funds, an aggregate amount equal to the Cash Portion, as the same may be adjusted as set forth in Section 1.4.

         1.4 Purchase Price Adjustment.

                  (a) Closing Determination. No later than five (5) Business Days prior to the Closing, Seller and Purchaser will confer and make a mutually agreed upon determination of the Division's estimated Net Asset Value as of the Closing (the "Estimated Net Asset Value") as set forth on a mutually agreed upon estimated Closing Date balance sheet reflecting the assets of the Division being purchased and the liabilities of the Division being assumed. "Net Asset Value" means, except as otherwise set forth in this Section 1.4, the aggregate net book value of the Division Assets, less the sum of (i) the aggregate net book value of all intangible Division Assets (including, without limitation, the aggregate net book value of (A) any capitalized software costs, (B) software purchased for resale, (C) purchased software, the license of which is not transferable to Purchaser and (D) any Division Asset included in the caption "Intangibles" in the attached Financial Statements) and (ii) the aggregate net book value of all liabilities of the Division required to be set forth on the face of a Closing Date balance sheet, all as determined in accordance with U.S. GAAP applied in a manner consistent with Seller's past practices; it being agreed that (A) the calculation of the Net Asset Value will not include accounts receivable related to the delivery of future services, unless a corresponding amount of deferred revenue liability with respect to such accounts receivable is included in the calculation of the Division's liabilities, (B) the calculation of Net Asset Value will not include the benefit of, or the burden of, any asset or liability which inures to the benefit of, or is to be borne by, Seller or its post-closing Affiliates, (C) notwithstanding the agreement of the parties to leave all maintenance contracts related to the Business with Seller and its Affiliates as specified in Section 1.7 hereof, the determination of Net Asset Value will be made as if all maintenance contracts and the related deferred revenue liabilities with respect thereto are to be transferred to Purchaser and its Affiliates effective as of the Closing Date, (D) notwithstanding any provision to the contrary contained herein, the determinations of prepaid assets, inventory and property, plant and equipment, any other fixed assets and any other assets or liabilities to be included in the determination of Net Asset Value will be made based on the specifically identified schedules of such assets made pursuant to Sections 1.1(a)(ii), 1.1(a)(iv) and 1.1(a)(v) hereto or other schedules specifically identifying any such assets and liabilities, in each case as updated to reflect activity through the Closing Date and (E) the calculation of the Net Asset Value will not include any of the Division Assets included in the captions "Net Capitalized Software" or "Long-Term Receivables-Clients" in the attached Financial Statements or any of the amounts related to the Business' relationship with Agrilink included in the caption "Other Receivables" in the attached Financial Statements. With regard to the Division Assets and Assumed Liabilities required to be set forth on Schedules as described in Section 1.1 and Section 1.2, such Schedules will be subject to the procedural mechanisms set forth in this Section 1.4 (e.g., the post-Closing determination and review process set forth in Section 1.4(b)). If the Estimated Net Asset Value is less than $3,590,000, the Cash Portion of the Purchase Price otherwise deliverable to Seller at the Closing will be reduced by an amount equal to such shortfall. If the Estimated Net Asset Value is greater than $3,590,000, the Cash Portion of the Purchase Price otherwise deliverable to Seller at the Closing will be increased by the amount of such excess.

                  (b) Post-Closing Determination. No later than 90 days after the Closing Date, Purchaser's independent auditors, PricewaterhouseCoopers, will prepare and deliver to Seller a Closing Date balance sheet reflecting the assets and liabilities of the Division transferred to and assumed by Purchaser and its Affiliates and reflecting the Net Asset Value of the Division (the "Draft Closing Date Balance Sheet"). If Seller disagrees with the calculation of the Net Asset Value of the Division reflected on the Draft Closing Date Balance Sheet, Seller may, within 30 days after receipt of the Draft Closing Date Balance Sheet, deliver a notice (an "Objection Notice") to Purchaser setting forth any such disagreement. If Seller does not deliver an Objection Notice within such 30 day period, then the Net Asset Value set forth on the Draft Closing Date Balance Sheet shall be deemed final and conclusive and binding on each of the parties. Purchaser and Seller will use commercially reasonable efforts to resolve any disagreements as to the calculation of the Net Asset Value of the Division, but if they do not obtain a final resolution no later than 45 days after Purchaser's receipt of the Objection Notice, Purchaser and Seller will mutually agree upon and jointly retain either KPMG Peat Marwick or Deloitte & Touche (the "Firm") to resolve any remaining disagreements. If Purchaser and Seller are unable to agree on the choice of the Firm, then one of the two aforementioned accounting firms will be selected by lot. Purchaser and Seller will direct the Firm to render a determination within 30 days of its retention and Purchaser, Seller and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts with respect to the Draft Closing Date Balance Sheet set forth in the Objection Notice which Purchaser and Seller are unable to resolve. Purchaser and Seller shall each make written submissions to the Firm promptly (and in any event no later than 15 days after the Firm's engagement), which submissions shall contain such party's computation of the Net Asset Value and information, arguments, and support for such party's position. The Firm shall review such submissions and base its determination solely on such submissions. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm's determination will be based on the definition of the Net Asset Value included herein. The determination of the Firm will be conclusive and binding upon Purchaser and Seller. Purchaser and Seller shall each bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party (e.g., if Purchaser makes a claim for $1,000 and Seller only contests $500 of the amount claimed by Purchaser, and if the Firm resolves the dispute by awarding Purchaser $300 of the $500 contested, then the Firm's costs and expenses will be allocated 60% to Seller and 40% to Purchaser). The Net Asset Value as finally determined pursuant to this Section 1.4(b) is referred herein as the "Actual Net Asset Value" and the final balance sheet on which it is reflected as the "Closing Date Balance Sheet."

                  (c) Post-Closing Adjustment.

                           (i) Payment by Seller. If the Actual Net Asset Value
is less than Estimated Net Asset Value, Seller will, within five (5) business days after the determination thereof, pay to Purchaser an amount equal to such shortfall, by wire transfer of immediately available funds.

                           (ii) Payments by Purchaser. If the Actual Net Asset
Value is greater than the Estimated Net Asset Value, Purchaser will, within five
(5) business days after the determination thereof, pay to Seller an amount equal to such excess, by wire transfer of immediately available funds.

                           (iii) Dispute. If, pursuant to this Section 1.4,
there is a dispute as to the amount of the Estimated Net Asset Value or the amount of the Actual Net Asset Value, then subject to the other terms and conditions of this Section 1.4, Purchaser and Seller shall promptly pay to the other, as appropriate, such amounts as are not in dispute, pending final determination of such dispute pursuant to this Section 1.4.

         1.5 Allocation of Purchase Price. Seller and Purchaser shall use commercially reasonable efforts to agree, within sixty (60) days after the Net Asset Value is finally determined pursuant to Section 1.4(b), to a final allocation of the Purchase Price among the Division Assets; it being agreed that if the parties cannot agree on such an allocation, each party shall be entitled to use its own allocation. Any such allocation will comply with the requirements of Section 1060 of the Code. Each of Seller and Purchaser agrees that, to the extent permitted by applicable law, it will adopt and utilize the amounts allocated to each asset or class of assets determined pursuant to this Section
1.5 for purposes of all Tax Returns filed by it, and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax Returns, in any claim for any Tax refund, in any litigation or otherwise with respect to such Tax Returns.

         1.6 Subsidiary Agreements.

                  (a) Seller and Purchaser shall pursuant to, and in accordance with, the terms and conditions of this Agreement enter into, or cause their respective Affiliates to enter into, as soon as reasonably practicable following the date hereof (but in any event prior to the Closing Date) separate agreements (the "Subsidiary Agreements") documenting the purchase and sale of each portion of the Division Assets and the Assumed Liabilities to be conveyed separately to Purchaser or one or more of its Affiliates. Such individual Subsidiary Agreements will be used merely to memorialize the transfer of particular assets and liabilities to particular Affiliates of Purchaser, it being agreed that notwithstanding any provision in this Agreement to the contrary, all intangible assets of any type or nature (including, without limitation, any Intellectual Property and any contracts) will be conveyed directly from Seller and its Affiliates directly (by direct asset transfer rather than indirectly by transfer of capital stock) to Purchaser (rather than its Affiliates). Each separate Subsidiary Agreement shall reflect an individual allocation of the Purchase Price consistent with the determination of the Estimated Net Asset Value.

                  (b) The Subsidiary Agreements shall be in substantially the form attached hereto as Exhibit A, with such modifications as are necessary and appropriate as a result of differences in local laws or customs, in order to maintain substantially the same legal meaning and effect as provided for in this Agreement.

                  (c) In the event of any conflict or inconsistency between the terms and conditions of this Agreement and any Subsidiary Agreement, the terms and conditions of this Agreement shall prevail.

         1.7 Maintenance Contracts. Purchaser and Seller agree that no maintenance contract related to the Business will be assigned or transferred from Seller or its Affiliates to Purchaser or its Affiliates effective as of the Closing Date. Rather, each such individual maintenance contract will be transferred from Seller and its Affiliates to Purchaser and its Affiliates effective as of the day immediately preceding the receipt of the first cash payment occurring after the Closing Date under each such maintenance contract. Except for Section 1.4, and except as described in the following sentence, until such maintenance contract transfer occurs, Seller, Purchaser and their respective Affiliates will treat such maintenance contracts as retained by Seller and its Affiliates for all purposes, including Taxes. Notwithstanding the foregoing, all benefits of (including the right to all revenues and cash receipts therefrom), and all burdens (including all liabilities and obligations under such maintenance contracts, including all servicing obligations) of, all such maintenance contracts, to the extent related to the Business, will inure to, or be borne by, Purchaser and its Affiliates, including Taxes. From and after the Closing, Purchaser and its Affiliates will have the right to renew any such maintenance contracts in their own name and for their own account. Purchaser shall indemnify, defend and hold harmless Seller and each of its Affiliates against any Losses suffered by any of them as a result of the arrangements set forth in this Section 1.7.

         1.8 Bulk Sales Laws. Purchaser hereby waives, to the extent permitted by applicable law, compliance by Seller and each of its Affiliates with the provisions of any so-called bulk sales or bulk transfer law in any jurisdiction in connection with the transactions contemplated hereby.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser, as of the date hereof or as otherwise set forth in such representation or the schedules hereto, as follows:

         2.1 Organization. Seller and each of its Affiliates to be party to any agreement contemplated hereby is a corporation properly organized, validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the laws of its jurisdiction of incorporation, and has the requisite power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Seller and each of its Affiliates to be party to any agreement contemplated hereby is properly qualified to do business as a foreign corporation and is in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of the Business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         2.2 Authorization. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder has been authorized by all necessary action on the part of Seller. No other corporate action or approval is necessary for the execution, delivery or performance of this Agreement by Seller, including any approval of Seller's shareholders. Prior to the Closing, Seller will cause each of its Affiliates transferring any Division Assets or Assumed Liabilities to authorize by all necessary action (whether by such Affiliate or its shareholders) the execution, delivery and performance by such Affiliate of such other agreements and instruments to which any such Person is a party. Seller and each of its Affiliates has full right, power, authority and capacity to execute, deliver and perform this Agreement and such other agreements and instruments as are contemplated hereby to which any such Person is a party. This Agreement has been duly executed and delivered by Seller. This Agreement and each other agreement and instrument to be executed or delivered by Seller or any of its Affiliates constitutes, or will constitute, when executed and delivered, valid and binding obligations of Seller or such Affiliate, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

         2.3 No Conflict. Neither the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered in connection herewith by Seller or any of its Affiliates nor the consummation of the transactions contemplated hereby or thereby nor the fulfillment by Seller or any of its Affiliates of any of terms contemplated hereby or thereby will, except as described on Schedule 2.3:

                  (a) conflict with or result in a breach by Seller or any of its Affiliates of, or constitute a default under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or breach of, or give a right to terminate or cancel under, any of the terms, conditions or provisions of (i) any Material Contract (as defined in Section 2.9), (ii) the articles/certificate of incorporation or the bylaws (or equivalent governing documents) of Seller or any of its Affiliates or (iii) any judgment, order, writ, injunction, decree or demand of any Governmental Entity involving Seller or any of its Affiliates;

                  (b) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, of any nature whatsoever upon any of the Division Assets that would affect Purchaser's or its Affiliates' ability to conduct the Business as conducted by Seller and its Affiliates prior to the date of this Agreement; or

                  (c) cause a loss or adverse modification of any Authorization granted by a Governmental Entity to or otherwise held by the Business which is necessary to operate the Business in any respect that would affect Purchaser's or its Affiliates' ability to conduct the Business as conducted by Seller and its Affiliates prior to the date of this Agreement.

         2.4 Completeness of Assets. The Division Assets (including, without limitation, Software and Division Intellectual Property being transferred to Purchaser and its Affiliates pursuant to this Agreement), the services to be made available to Purchaser and its Affiliates pursuant to the Transition Services Agreement and the other rights being made available to Purchaser and its Affiliates pursuant to this Agreement or the Proprietary Rights Agreement constitute all the assets and services used by Seller and its Affiliates in operating the Business of the Division as it is currently operated by Seller and its Affiliates. The price or cost of each service to be provided to Purchaser and its Affiliates under the Transition Services Agreement does not exceed the historical price or cost of such service as reflected in the Financial Statements (assuming the same levels of activity during the applicable period).

         2.5 Financial Statements. Seller has delivered to Purchaser and attached hereto as Schedule 2.5: (i) the unaudited consolidated balance sheet (the "2001 Balance Sheet") and related consolidated statements of operations of the Division as at and for the year ended September 30, 2001 and (ii) the unaudited unconsolidated balance sheet (the "Most Recent Balance Sheet") and related consolidated statements of operations of the Division as at and for the five-month period ended February 28, 2002, all as prepared in accordance with U.S. GAAP, consistently applied in accordance with Seller's past practices, except for the absence of notes and, with respect to the financial statements described in clause (ii), subject to year-end adjustments (none of which will be material, individually or in the aggregate) (collectively, the "Financial Statements"). The Financial Statements (including the notes thereto, if any) (i) present fairly the financial position and results of operations of the Division as of the dates and for the periods then ended in accordance with U.S. GAAP, consistently applied in accordance with Seller's past practices and (ii) are in agreement with the books and records of Seller and its Affiliates with respect to the Division.

         2.6 Absence of Undisclosed Liabilities. The Business does not have, and as of the Closing, will not have, any obligation or liability (in any case, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due) arising out of or related to facts, events, transactions, occurrences or actions or inactions arising on or prior to the Closing Date, other than: (i) liabilities and obligations reflected on the face of the Most Recent Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business (none of which is a liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit or indebtedness for borrowed money) and (iii) other liabilities and obligations expressly disclosed (both by description and amount) on Schedule 2.6.

         2.7 Absence of Certain Facts or Events. Except as listed on Schedule 2.7, since September 30, 2001, Seller and each of its Affiliates have conducted the Business in the ordinary course of business consistent with past custom and practice and there has not been:

                  (a) a Material Adverse Effect suffered by the Business, and during the period from September 30, 2001 through and including the Closing Date, there shall not have been a Material Adverse Effect suffered by the Business;

                  (b) any damage, destruction or loss to any Division Asset, whether tangible or intangible, whether covered by insurance or not, involving losses cumulatively in excess of $100,000;

                  (c) any hiring of new employees of the Business whose annual compensation exceeds $100,000, any amendment to or entering into of any employment agreement or any increase in the compensation payable or to become payable by the Business to any of its employees whose annual remuneration (for the calendar year ended December 31, 2001) exceeded $100,000 or any material increase in the coverage or benefits under any bonus, insurance, pension or other Benefit Plan (excluding annual length-of-service and similar adjustments to the benefits of individual participants) or the transfer of any employee of the Business whose annual remuneration (for the calendar year ended December 31, 2001) exceeded $100,000 to any other business conducted by Seller or its Affiliates;

                  (d) any sale, assignment, modification or transfer of any contractual rights, claims or other assets of the Business valued at more than $100,000 individually or in the aggregate, other than changes to sales or purchase orders, licenses or other customer contracts and changes thereto in the ordinary course of business consistent with past custom and practice;

                  (e) any Encumbrance placed on any of the Division Assets, other than any Permitted Encumbrances which would not prevent or materially limit the sale of any Division Asset;

                  (f) any waiver or release of any of the Business' rights with a value, individually or in the aggregate, in excess of $100,000;

                  (g) any adverse modification, any termination of, or claims of any breach under, any Material Contract;

                  (h) any material transaction entered into or consummated by Seller or any of its Affiliates with respect to the Business, except in the ordinary course of business consistent with past custom and practice;

                  (i) any material addition to or modification of the Benefit Plans of the Business or other arrangements or practices affecting personnel of the Business (other than extensions of coverage thereunder to employees of the Business who became eligible to participate in such Benefit Plans after September 30, 2001 in accordance with the terms thereof); or

                  (j) any obligation or liability incurred by Seller or any of its Affiliates involving any capitalized expenditures of any kind or nature of the Business in excess of $100,000.

         2.8 Property, Leases and Encumbrances.

                  (a) Schedule 2.8(a) hereto accurately sets forth as of the date hereof all real properties (the "Real Property") used in connection with the Business that are to be transferred as part of the transactions contemplated by this Agreement, whether owned or leased, and contains a list of all leases, franchises and similar material agreements creating, or materially modifying or altering rights to such Real Property, including material zoning or use restrictions. Seller or one of its Affiliates has good and marketable title to such owned Real Property, free and clear of all Encumbrances of any nature whatsoever other than Permitted Encumbrances and a valid leasehold interest in such leased Real Property.

                  (b) Seller or one of its Affiliates has good and marketable title to all material items of machinery, equipment, furniture, and other tangible personal property of the Business constituting Division Assets, free and clear of all Encumbrances of any nature whatsoever other than Permitted Encumbrances.

                  (c) The tangible Division Assets are in good operating condition and repair, ordinary wear and tear excepted.

         2.9 Contracts and Commitments.

                  (a) Except as set forth on Schedule 2.9, with respect to the Business, neither Seller nor any of its Affiliates has any: (i) collective bargaining agreements or any agreements or policies that contain or include any severance pay liabilities or obligations; (ii) employment, consulting or similar agreement, contract or commitment which is not terminable without penalty or cost by Seller or one of its Affiliates on notice of thirty (30) days or less or contains an obligation of Seller or one of its Affiliates to pay more than $100,000; (iii) lease of real or personal property (as lessor or lessee) involving rental payments in excess of $100,000 per annum; (iv) note or other evidence of Indebtedness for borrowed money or the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business consistent with past custom and practice);
(v) agreement, contract or commitment relating to capitalized expenditures of any kind or nature involving unpaid obligations in excess of $100,000; (vi) agreement, contract or commitment relating to the acquisition of assets of, or any interest in, any business enterprise; (vii) license agreement (including any Software License), or any other contract, arrangement or binding commitment, whether written or oral, with any third party relating to Intellectual Property involving payment obligations (whether executory or fully performed) in excess of $100,000; (viii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $100,000; or (ix) other contract or agreement which involves payments of $100,000 or more and is not cancelable by any party thereto on thirty (30) days or less notice without penalty or cost. Each of the contracts, agreements or commitments required to be disclosed on Schedule 2.9 is referred to herein as a "Material Contract." Seller has delivered or made available to Purchaser copies of each Material Contract required to be disclosed on Schedule 2.9.

                  (b) Except as expressly disclosed on Schedule 2.9: (i) neither Seller nor any of its Affiliates is in violation of, nor has Seller or any of its Affiliates received any claim, whether written or oral, that any of them has breached any of the terms or conditions of any Material Contract; (ii) each Material Contract is in full force and effect and is valid, binding and enforceable without any default, breach, waiver or indulgence thereunder by Seller or any of its Affiliates or, to Seller's Knowledge, by any other party thereto; and (iii) to Seller's Knowledge, there are no facts or conditions which have occurred which, through the passage of time or the giving of notice, or both, could reasonably be expected to constitute a default under any Material Contract.

         2.10 Permits and Authorizations.

                  (a) All consents, licenses, permits, grants or other authorizations of a Governmental Entity pursuant to which Seller or any of its Affiliates conduct the Business are collectively referred to herein as "Authorizations". All Authorizations are in full force and effect and constitute all Authorizations required to operate the Division Assets and conduct the Business, except those Authorizations, the lack of which would not materially impair the ability of Purchaser and its Affiliates to conduct the Business in substantially the same manner conducted by Seller and its Affiliates prior to the Closing Date. Except as disclosed on Schedule 2.10(a), the Authorizations may be transferred to Purchaser or one of its Affiliates on the Closing Date. The consummation of the transactions contemplated by this Agreement will not, except as disclosed on Schedule 2.10(a), require any transfer, renewal or notice with respect to any Authorizations.

                  (b) Neither Seller nor any of its Affiliates has been notified in writing that any material Authorization will not in the ordinary course of business be renewed upon its expiration.

                  (c) No claim or assertion has been made against Seller or any of its Affiliates alleging that any such Person has breached any of the terms or conditions of any Authorization in such manner (i) as would permit any other Person to cancel, terminate or materially amend any Authorization necessary to permit the continued operation of the Division as presently conducted or the use of any material Division Asset or (ii) that is reasonably likely to result in a penalty or fee of more than $25,000.

         2.11 No Violations. Except as disclosed on Schedule 2.11 hereto, Seller and each of its Affiliates is and, since September 30, 2000, has been in compliance in all material respects with each applicable law, statute, order, rule or regulation promulgated or judgment entered against any of them with respect to the Business, the Division or any Division Asset.

         2.12 No Consents. Except as disclosed on Schedule 2.12 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Seller or any of its Affiliates in connection with the execution, delivery or performance by any of them of this Agreement.

         2.13 Proceedings.

                  (a) Schedule 2.13 lists all claims, investigations, suits, actions, arbitrations, mediations and legal or administrative proceedings and governmental investigations (collectively, "Proceedings") relating to the Business or the Division or any Division Asset demanding injunctive relief or involving a claim for damages or any unspecified claim, which are pending against Seller or any of its Affiliates, to which any of them is a party or as to which any of them has received any written claim or assertion and, to Seller's Knowledge, no such Proceeding has been threatened. Except as set forth on Schedule 2.13, to Seller's Knowledge, there are no facts in existence which are reasonably likely to lead to the instigation of any such Proceeding. Except as set forth on Schedule 2.13, there is no outstanding unsatisfied judgment, order, decree, award, stipulation or injunction of any Governmental Entity against or affecting the Business or the Division or any Division Asset.

                  (b) Except as set forth on Schedule 2.13, there is no Proceeding pending, or to Seller's Knowledge, threatened against Seller or any of its Affiliates seeking to prevent or delay the consummation of the transactions contemplated by this Agreement.

         2.14 Insurance. Seller and each of its Affiliates conducting any portion of the Business have insurance coverage under policies that provide adequate insurance coverage for the Division and the Business until the Closing Date.

         2.15 Intellectual Property.

                  (a) Schedule 2.15(a) attached hereto contains a true, complete and correct list of all (i) patented and registered Division Intellectual Property owned by the Seller or any of its Affiliates, (ii) pending patent applications and applications for registration of other Division Intellectual Property filed by or on behalf of the Seller or any of its Affiliates, (iii) computer software used by the Division (whether or not owned by the Seller or any of its Affiliates) other than commercially-available third-party off-the-shelf software purchased or licensed for less than a total cost of $25,000, (iv) trade or corporate names used by the Division, (v) material unregistered trademarks, service marks, and copyrights used by the Division (whether or not owned by the Seller or any of its Affiliates) and (vi) Software.

                  (b) Except as set forth on Schedule 2.15(b) attached hereto, the Seller or one of its Affiliates owns all right, title and interest to, or has the right to use pursuant to a valid, enforceable and effective license, free and clear of all Encumbrances, other than Permitted Encumbrances, all Division Intellectual Property. The Division Intellectual Property and any Intellectual Property being made available to Purchaser and its Affiliates pursuant to any other agreement contemplated hereby comprises all of the Intellectual Property necessary for the operation of the Business as currently conducted. No loss, other than by expiration of patents at the end of their respective statutory terms (and not as a result of any failure by the Seller or any of its Affiliates to pay maintenance fees), of any of the Division Intellectual Property is pending or, to Seller's Knowledge, threatened. The Seller and each of its Affiliates has taken all commercially reasonable action to maintain and protect the material Division Intellectual Property.

                  (c) Except as set forth on Schedule 2.15(c) attached hereto,
(i) there are no claims against the Seller or any of its Affiliates that were either made within the past three (3) years or are presently pending asserting the invalidity, misuse or unenforceability of any of the Division Intellectual Property and, to the Knowledge of the Seller, there is no reasonable basis for any such claim and no such claim has been threatened, (ii) neither Seller nor any of its Affiliates has infringed, misappropriated or otherwise conflicted with, and the operation of the Business as currently conducted does not infringe, misappropriate or conflict with, any Intellectual Property of any other Person in any material respect and neither Seller nor any of its Affiliates has received any written notices regarding any of the foregoing (including, without limitation, any offers to license any Intellectual Property from any other Person) and (iii) to the Knowledge of the Seller, no third party has infringed, misappropriated or otherwise conflicted with any of the Division Intellectual Property. All of the Division Intellectual Property shall be owned or available for use by the Purchaser and its Affiliates immediately after the Closing Date on terms and conditions substantially similar to those under which the Seller and its Affiliates owned or used the Division Intellectual Property immediately prior to the Closing Date.

                  (d) The computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) (collectively, the "Computer Systems") that are used or relied on by the Division in the conduct of the Business are sufficient in each material respect for the current needs of the Business, including, without limitation, as to capacity and ability to process peak volumes in a timely manner. In the past twelve months, there have been no bugs in, or failures, breakdowns, or continued substandard performance of any such Computer Systems which has caused any substantial disruption or interruption in or to the use of such Computer Systems by the Division.

         2.16 Software.

                  (a) Specifications; Claims. The Software functions in accordance with the published documentation and specifications therefor in all material respects (including any such documentation and specifications delivered to customers of the Business). Except as set forth on Schedule 2.16(a), all of the Software is available in "general release" form (as opposed to only "alpha," "beta" or "early release" forms) and except as set forth in Schedule 2.16(a) there exists user and technical documentation that describes the functionality provided by such Software which is accurate in all material respects.

                  (b) Software Licenses. Except as set forth on Schedule 2.16(b), neither Seller nor any of its Affiliates has licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Software to any Person. The cost of Seller's and its Affiliates' outstanding obligations under the Software Licenses, including the performance or re-performance of any installation, implementation, warranty, maintenance, modification, upgrade, enhancement, consulting or other service does not exceed the aggregate payments to be received by the Seller and its Affiliates attributable to each such obligation.

         2.17 Employee Benefits.

                  (a) Except as set forth on Schedule 2.17, no employee benefit plans (including, without limitation, "plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), profit-sharing, deferred compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, pension, retirement plans, medical and other compensation or benefit arrangements (collectively, "Benefit Plans") are maintained or contributed to or required to be contributed to by Seller or any of its Affiliates for the benefit of the Business' employees (or former employees) and/or their beneficiaries. Seller has delivered or made available to Purchaser true and complete copies of all documents pertaining to those items required to be disclosed on Schedule 2.17. Neither Seller nor any of its Affiliates maintains, contributes to or has any liability with respect to any Benefit Plans with respect to the Business' employees other than those disclosed on Schedule 2.17.

                  (b) Seller and each of its Affiliates have timely made all contributions required by law to be made to the Benefit Plans, and have timely filed all reports and other documents required to be filed with respect thereto.

                  (c) All Benefit Plans of any Affiliate of Seller which is the sponsor of any Benefit Plan required by operation of law to be transferred to Purchaser or one of its Affiliates as a result of the transactions contemplated hereby and the Systems & Computer Technology Corporation 401(k) Plan (i) have complied in form and operation with the applicable requirements of law; and (ii) with respect to each such Benefit Plan that is intended to be qualified under
Section 401(a) of the Code, such plan has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such favorable determination letter. Neither the Seller nor any of its Affiliates (i) has any obligation or liability to provide any post-employment welfare benefits to any employee of the Business (other than as required under Section 4980(B) of the Code) or (ii) contributes to or has any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA.

         2.18 Employment Matters.

                  (a) Seller and each of its Affiliates has paid or made adequate provision to pay all wages and other compensation and all other amounts due and payable to any employee or former employee of the Business through and including the Closing Date.

                  (b) Except for requirements of local law or as otherwise disclosed on Schedule 2.18, no collective bargaining agreement is currently in existence or is being negotiated by Seller or any of its Affiliates with respect to the Business and, as of the date of this Agreement, no labor organization or worker's council has been certified or recognized as the representative of any employees of Seller or any of its Affiliates with respect to the Business. Seller and each of its Affiliates operates the Business in all material respects with all applicable laws respecting employment and employment practices, including but not limited to terms and conditions of employment, wages and hours, and occupational safety, and has not received written or verbal notice of, and, to Seller's Knowledge, is not engaged in, any unfair labor practice with respect to the Business. Seller and each of its Affiliates has made all required payments of social security, unemployment and similar taxes.

         2.19 Environmental Laws.

                  (a) Except as disclosed on Schedule 2.19, (i) the Division Assets and the Division have been operated by Seller and each of its Affiliates in compliance in all material respects with all applicable Environmental Laws including, without limitation, obtaining and complying with all material Authorizations required for the occupation and use of their respective properties and facilities, (ii) there has been no production, generation, storage, treatment, Release, disposal or arrangement for disposal of any Hazardous Materials in a manner that has given or could reasonably be expected to give rise to any material liabilities or obligations (contingent or otherwise) pursuant to Environmental Laws at, in, on, under, about or from any of the Real Properties by or on behalf of Seller or any of its Affiliates, (iii) there has been no production, generation, storage, treatment, Release or disposal of any Hazardous Materials in a manner that has given or could reasonably be expected to give rise to any material liabilities or obligations (contingent or otherwise) pursuant to Environmental Laws by or on behalf of Seller or any of its Affiliates at any other Division site, (iv) there are no storage tanks or electrical equipment containing polychlorinated biphenyls on the Real Properties, or any asbestos-containing materials on the Real Properties and (v) neither Seller nor any of its Affiliates has received, nor has Knowledge of, any notice, report or other information regarding any violation of, or any liability (contingent or otherwise) or investigatory, corrective or remedial obligation under, any Environmental Laws with respect to their or their predecessors' past or current operations, properties or facilities to the extent it could reasonably be expected to have a Material Adverse Effect. The Seller and its Affiliates have made available to Purchaser all environmental audits, reports and other material environmental documents relating to their or their predecessors' past or current properties, facilities or operations that constitute part of the Division Assets that are in their possession or under their reasonable control.

                  (b) "Environmental Law" shall mean all federal, state, local and foreign (including, without limitation, European Union) laws and directives, including statutes, regulations, rules, ordinances, orders and similar provisions having the force or effect of law, and all common law, which purport to regulate the Release of Hazardous Materials to the environment, or impose requirements relating to environmental management, reporting or protection or public or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Section 11001 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq., the Federal Insecticide, Fungicide & Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq., the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and the Occupational Safety and Health Act, as amended, 29 U.S.C.
Section 651 et seq.

                  (c) "Hazardous Material(s)" shall mean any substance which is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, contaminant or words of similar import under any Environmental Law.

                  (d) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers or other receptacles containing any Hazardous Material).

         2.20 Taxes. Except as set forth on Schedule 2.20, Seller and each of its Affiliates has accurately prepared and has duly filed with the appropriate Governmental Entities all material Tax Returns required to be filed on or before the date of this Agreement with respect to the Business or the Division Assets, and all such returns were and remain true and complete in all material respects. All Taxes relating to the Business or the Division Assets, and which are due and payable to any Governmental Entity with respect to any period (or portions thereof) ending on or before the Closing Date, and all interest, penalties, assessments and deficiencies connected therewith, have been or will be paid in full or adequate reserves have been established therefor. Except as set forth on
Schedule 2.20, neither Seller nor any of its Affiliates is a party to any pending action or proceeding, nor to Seller's Knowledge, is any such action or proceeding threatened, by a Governmental Entity for the assessment or collection of Taxes with respect to the Business and no unresolved deficiency notices or reports have been received by Seller or any of its Affiliates with respect to the Business or the Division Assets. There are no claims against Seller or any of its Affiliates for any Taxes which have resulted in, or may result in, an Encumbrance against any Division Asset other than a Permitted Encumbrance. None of the Assumed Liabilities is an obligation that could result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code") (or any corresponding provision of state, local or non-U.S. income Tax law).

         2.21 Accounts Receivable; Customers. Except as set forth on Schedule 2.21, the accounts receivable reflected on the Financial Statements of the Business or originated thereafter by Seller or any of its Affiliates with respect to the Business through the Closing Date are not subject to any dispute in excess of $25,000, individually or in the aggregate. To Seller's Knowledge, there are no facts existing with respect to any of the accounts receivable which would give rise to a dispute in excess of $25,000, individually or in the aggregate, over the same. Schedule 2.21 discloses as of September 30, 2001, (x) the identity of the ten (10) largest customers (by dollar volume) of the Division for the year ended September 30, 2001, and (y) the fiscal year-to-date sales for each customer identified on Schedule 2.21.

         2.22 Warranties. Neither Seller nor any of its Affiliates has given or made any binding warranties of any kind or nature to any Person with respect to any products sold or services performed by or on behalf of the Business, except in accordance with Seller's standard warranties for products and services of the Business included in the written contracts with the customers of the Business.

         2.23 No Finders or Brokers. Except for the Seller's arrangements with C.E. Unterberg, Towbin with respect to the sale of the Business (the cost and expense of which will be borne solely by Seller), neither Seller nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Person to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with the transactions contemplated hereby.

         2.24 Delivery of Documents. Seller has delivered or made available to Purchaser true and correct copies of all documents, and any and all amendments to any such documents, referred to in Article II of this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         3.1 Organization. Purchaser and each of its Affiliates is a properly organized corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. As of the Closing, Purchaser and each of its Affiliates will be qualified to do business as a foreign entity in each jurisdiction as is necessary in order to conduct the Business following the Closing.

         3.2 Authorization. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary action on the part of Purchaser, and no other action or approval by Purchaser is necessary for the execution, delivery or performance of this Agreement by Purchaser. Prior to the Closing, Purchaser will cause each of its Affiliates which is the assignee of any Division Assets or Assumed Liabilities to authorize by all necessary action (whether by such Affiliate or its shareholders) the execution, delivery and performance by such Affiliate of such other agreements and instruments to which any such Person is a party. This Agreement has been duly executed and delivered by Purchaser. This Agreement and each other agreement and instrument to be executed and delivered by Purchaser or any of its Affiliates constitutes, or will constitute when executed and delivered, valid and binding obligations of Purchaser or such Affiliate, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

         3.3 No Conflict. Neither the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered in connection herewith by Purchaser or any of its Affiliates nor the consummation of the transactions contemplated hereby or thereby nor the fulfillment by Purchaser or any of its Affiliates of any of the terms contemplated hereby or thereby will:

                  (a) conflict with or result in a breach by Purchaser or any of its Affiliates of, or constitute a default under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or breach of, any of the terms, conditions or provisions of (i) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement or any other material contract, arrangement or agreement to which Purchaser or any of its Affiliates is a party or to which any of the assets of Purchaser or any of its Affiliates is subject, (ii) the articles/certificate of incorporation or bylaws (or equivalent governing documents) of Purchaser or any of its Affiliates or
(iii) any judgment, order, writ, injunction, decree or demand of any Governmental Entity applicable to Purchaser or any of its Affiliates;

                  (b) result in the creation or imposition of any Encumbrance which will materially affect the ability of Purchaser or any of its Affiliates to conduct their business as conducted prior to the date of this Agreement; or

                  (c) cause a loss or adverse modification of any permit, license, or other authorization granted by any Governmental Entity to or otherwise held by Purchaser or any of its Affiliates which is necessary to operate their respective businesses prior to the Closing.

         3.4 No Finders or Brokers. Neither Purchaser nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Person to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby.

         3.5 Litigation. There is no Proceeding pending, or to Purchaser's Knowledge, threatened against or affecting Purchaser or any of its Affiliates seeking to prevent or delay the consummation of the transactions contemplated by this Agreement.

         3.6 Sufficient Funds. Purchaser has delivered to Seller a true and complete copy of its financing commitment letter. As of the Closing (assuming satisfaction or waiver of each of Purchaser's closing conditions), Purchaser will have sufficient funds available to consummate the transactions contemplated hereby and pay all related fees and expenses.

                                   ARTICLE IV

                               COVENANTS OF SELLER

                  Seller hereby covenants and agrees that from the date of this Agreement until the Closing Date, unless another time period is specified:

         4.1 Access. Purchaser and its counsel, accountants, other representatives and lenders have had, and will continue to have, reasonable access upon reasonable advance notice and during normal business hours to all properties, books, accounts, records, contracts, documents, key senior management personnel (such key senior management personnel who are identified by Seller to be Purchaser's primary contacts), independent accountants, legal counsel and customers and suppliers of Seller and its Affiliates with respect to the Business. All contacts with customers or suppliers shall be arranged through the senior management personnel of the Business. Seller and its Affiliates shall furnish or cause to be furnished to Purchaser and its representatives all data and information concerning the Business that may reasonably be requested by Purchaser.

         4.2 Conduct of Business. Except as specifically contemplated in this Agreement, from the date of this Agreement to the Closing Date, the Business will be operated only in the ordinary course of business, consistent with past custom and practice, and Seller shall not and shall not permit any of its Affiliates to (without the prior written approval of Purchaser, which will not be unreasonably withheld or delayed):

                  (a) enter into any material contract, commitment or other transaction relating to the Business, except in the ordinary course of business consistent with past custom and practice;

                  (b) materially modify, amend, cancel or terminate any Material Contract, except in the ordinary course of business consistent with past custom and practice;

                  (c) take any action which, or omit to take any action the omission of which, would require disclosure under Section 2.7 hereof; or

                  (d) agree to do any of the actions described in the preceding clauses (a) through (c).

         4.3 Exclusivity. From and after the date hereof until the first to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to
Article VII, Seller agrees, on behalf of itself and each of its Affiliates, that neither they nor any of their respective directors, officers, employees, stockholders, agents or representatives will discuss or pursue a possible sale, recapitalization or other disposition of the Business, any securities or assets of the Business (other than the sale or license of goods or services in the ordinary course of business) or any interest therein with any other party or provide any information to any other party in connection therewith. Seller represents that, from and after the date hereof, neither it nor any of its Affiliates will, by pursuing the transactions contemplated hereby, violate the terms of any other agreement or obligation to which it or any such Affiliate is subject, and will promptly (but in any event within one Business Day) inform Purchaser of and provide Purchaser with information regarding any other offers or expressions of interest for the Business. Seller shall immediately cease and cause its Affiliates and their respective directors, officers, employees, stockholders, agents and representatives to immediately cease any and all existing activities, discussions or negotiations with any parties (other than Purchaser or any of its representatives) conducted heretofore with respect to any sale, recapitalization or other disposition of the Business or any interest therein, and shall use commercially reasonable efforts to cause any such parties in possession of confidential information about the Business that was furnished by or on behalf of Seller or any of its Affiliates to return or destroy all such information in the possession of any such party.

         4.4 Third Party Confidentiality Agreements. During the period from the date of this Agreement through the Closing Date, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), Seller shall not terminate, amend, modify or waive any material provision of any confidentiality agreement that related to the Business (other than any such agreement involving Parallax Capital Partners, LLC or Golden Gate Private Equity, Inc.). During such period, Seller agrees to use commercially reasonable efforts in order to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, seeking injunctions to prevent any breaches of such agreements to enforce specifically the terms and provisions thereof.

                                   ARTICLE V

                    MUTUAL COVENANTS OF PURCHASER AND SELLER

         5.1 Post Closing Cooperation. After the Closing Date, each party will give, or cause to be given, to the other party and its representatives, upon reasonable notice during normal business hours, such reasonable access to its personnel, contracts, books, records, files, electronic files and documents pertaining to the conduct of the Business prior to the Closing Date, and copies of such contracts, books, records, files, electronic files and documents as such party may reasonably request (it being agreed that the requesting party will reimburse the providing party for all out-of-pocket expenses incurred by the providing party in connection therewith). The parties shall cooperate fully (including the provision of reasonable access described in the preceding sentence) with each other after the Closing Date with respect to any Proceeding (as defined in Section 2.13), demand, audit, tax or financial filings or governmental investigation against Seller or any of its Affiliates, or Purchaser or any of its Affiliates, as the case may be, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise, in respect to the conduct of the Business prior to the Closing Date, including but not limited to the pending and potential Proceedings identified on the Schedules to this Agreement. Each party shall preserve and not otherwise destroy or dispose of the contracts, books, records, files, electronic files and documents pertaining to the Business or the Division Assets for at least six years after the Closing Date.

         5.2 Payments With Respect to Accounts Receivable. Following the Closing Date, Seller shall continue to remit to Purchaser all monies received by Seller or any of its Affiliates in payment for any accounts receivable included in the Division Assets acquired by Purchaser as of the Closing Date pursuant to this Agreement. Payments remitted to Purchaser pursuant to this Section 5.2 shall be accompanied by a description of the accounts receivable to which they relate, including an invoice and/or account number, as applicable and as available from normal accounting systems of the Seller or its Affiliates. Seller shall periodically provide Purchaser with such additional evidence or supporting detail as Purchaser may reasonably request regarding particular payments or outstanding accounts. With respect to any accounts receivables constituting Division Assets transferred to Purchaser or its Affiliates which have been commingled with accounts receivable of any of Seller's or its Affiliates' other businesses, each party and its Affiliates shall have the right to collect any such commingled accounts receivable which are owned by such party or its Affiliates from and after the Closing Date, following advice from and consultation with the other party so as to preserve the other party's business relationships with its customers. Each party shall promptly account for any portion of such commingled accounts receivable which do not relate to their respective businesses and promptly remit any such amounts to the other party or its Affiliates. At either party's request, the other party or its Affiliates shall use commercially reasonably efforts to assist the requesting party or its Affiliates in the collection of any such commingled accounts receivable.

         5.3 Fulfillment of Conditions.

                  (a) Seller will use all commercially reasonable efforts, and will cause each of its Affiliates to use all commercially reasonable efforts, to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date. Purchaser will use all commercially reasonable efforts, and will cause each of its Affiliates to use all commercially reasonable efforts, to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date. Between the date hereof and the Closing Date, the parties will mutually agree upon and finalize the schedules to be appended to the Transition Services Agreement as Exhibit I and Exhibit II thereto (detailing the transition services to be provided, the price or cost thereof and the term such services are to be provided, including the scope and cost of subcontracted professional services to be provided by Purchaser and its Affiliates to Seller and its Affiliates to satisfy Seller's obligations to Agrilink).

                  (b) Seller will use all commercially reasonable efforts, and will cause each of its Affiliates to use all commercially reasonable efforts, to secure all necessary consents, waivers, permits, approvals, licenses and authorizations and will make, and will cause each of its Affiliates to make, all necessary filings in order to enable the parties to consummate the transactions contemplated hereby, including but not limited to any filing required pursuant to any applicable foreign antitrust laws. Purchaser will use all commercially reasonable efforts, and will cause each of its Affiliates to use all commercially reasonable efforts, to secure all necessary consents, waivers, permits, approvals, licenses and authorizations and will make all necessary filings in order to enable Purchaser to consummate the transactions contemplated hereby, including but not limited to any required filings under any applicable foreign antitrust laws.

         5.4 Further Assurances. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, any such action in relation to the granting of security by Purchaser or any of its Affiliates in connection with any financing necessary or desirable for the consummation of the transactions contemplated hereby.

         5.5 Confidentiality.

                  (a) Until the Closing, each party shall treat in confidence and not disclose to any third Person any confidential information which such party shall have obtained regarding the other party. In the event the sale and purchase called for by this Agreement shall not be consummated, Purchaser, on the one hand, and Seller, on the other hand, shall return or destroy (verified in writing) all copies of documents and materials constituting confidential information (whether or not such information is marked or designated as "confidential") which have been furnished by the other in connection with this Agreement. However, nothing contained herein shall prohibit any party from (i) using such documents, materials and other information in connection with any action or proceeding brought or any claim asserted with respect to any breach of any representation, warranty or covenant made in or pursuant to this Agreement;
(ii) supplying or filing such documents, materials or other information to or with any Governmental Entity or other Person which either party deems reasonably necessary in connection with the obtaining of any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby; (iii) supplying such documents, materials or other information to such party's lenders, counsel, accountants and other consultants and representatives in connection with the transactions contemplated hereby; or (iv) issuing any press releases or other announcements or disclosures permitted under Section 5.8, including the Signing Date Press Release.

                  (b) From and after the Closing Date, Seller and Purchaser shall each treat, and shall cause each of their respective Affiliates to treat, in confidence and shall not disclose, and cause their respective Affiliates to not disclose, all confidential information with respect to the Business, Seller and/or Purchaser, or their respective Affiliates, which are in their possession or control, subject to the requirements of applicable securities laws.

         5.6 Personnel Matters.

                  (a) Transferred Employees. As of the Closing Date, the parties agree that the employees of the Business shall only include (i) those United States employees of the Business set forth on Schedule 1.1(a)(vii) that accept an offer of employment from Purchaser or one of its Affiliates (the "US Transferred Employees") and (ii) with respect to any portion of the Business conducted outside of the United States, only those foreign employees set forth on Schedule 1.1(a)(vii) who accept the offer of employment (without any rejection thereof as permitted under applicable law) made by Purchaser or one of its Affiliates or, in the case of local law which provides for a transfer of employment, those foreign employees set forth on Schedule 1.1(a)(vii) whose employment is so transferred to Purchaser or one of its Affiliates (the employees described in clause (ii), the "Foreign Transferred Employees", and together with the US Transferred Employees, the "Transferred Employees"). In furtherance of the foregoing, the employment of each US Transferred Employee and the employment of each Foreign Transferred Employee will be terminated by Seller or its applicable Affiliate immediately prior to the Closing. Purchaser or one of its Affiliates shall make an offer of employment to each employee of the Business set forth on Schedule 1.1(a)(vii). The employment of each Transferred Employee shall be, in the aggregate, on substantially similar terms to those in effect prior to the Closing Date (other than with respect to equity-based compensation), including compensation, title, position and location. As of the Closing Date, the parties will prepare, and update as a supplemental schedule to
Schedule 1.1(a)(vii), a list of Transferred Employees to reflect hiring and termination activity between the date hereof and the Closing Date.

                  (b) Employee Costs. Except for any liabilities or obligations with respect to the Transferred Employees included in the determination of Actual Net Asset Value included in the Closing Date Balance Sheet and except as provided in the last sentence of Section 5.6(c), (i) neither Purchaser nor any of its Affiliates shall assume or in any way be liable for any liability or obligation with respect to Seller's or its Affiliates' employees, former employees or retirees, regardless of when such liability or obligation arises or is incurred (whether on, prior to or after the Closing Date), (ii) Seller and its Affiliates shall be solely responsible for the payment of all wages, salaries and other compensation and employee benefits (including, without limitation, any severance pay, insurance, supplemental pension, deferred compensation, "stay" or other similar incentive bonuses, change-in-control bonuses (or other bonuses related to the execution, delivery or performance of this Agreement), retirement and any other benefits, premiums and claims and related costs) to any of Seller's or its Affiliates' employees, former employees or retirees and (iii) except as required by operation of law, neither Purchaser nor any of its Affiliates shall assume any liability or obligation with respect to any employee benefit plan of any kind or nature maintained by Seller or any of its Affiliates for any of their employees, former employees or retirees.

                  (c) Certain Foreign Employee Matters. Neither Purchaser nor any of its Affiliates shall have any obligation to provide employment to any non-United States employee of the Business who properly objects to becoming a Foreign Transferred Employee or refuses to assent to the consummation of the transactions contemplated hereby (a "Foreign Objecting Employee"). Except as provided in the last sentence of this Section 5.6(c), Purchaser and its Affiliates shall have no liability or obligation to any Foreign Objecting Employee and Seller shall be fully responsible for any liability or obligation with respect to any Foreign Objecting Employee. Seller shall indemnify and save harmless Purchaser and its Affiliates from any and all Losses arising out of, relating to or based in any way upon the employment relationship of any Foreign Objecting Employee with Seller or its Affiliates prior to the Closing Date or with Purchaser or its Affiliates on and after the Closing Date, including reimbursement of all compensation and benefit costs related to such persons, if
(i) Seller or its Affiliates terminated or attempted to terminate such person on or prior to the Closing Date but such termination or attempted termination is invalid for any reason, (ii) such person is classified as a Foreign Transferred Employee by operation of law or otherwise but such person is not listed on
Schedule 1.1(a)(vii) or (iii) Seller or its Affiliates have failed to comply with applicable law on or prior to the Closing Date, whether by failure to properly consult with employees in connection with the transactions contemplated hereby or otherwise. Notwithstanding any provision in this Agreement to the contrary, Purchaser will reimburse Seller, on demand, for the lesser of (i) $75,000 and (ii) up to 50% of all out-of-pocket costs incurred by Seller or any of its Affiliates, in each case in connection with any severance costs paid to any Foreign Objecting Employee or Foreign Transferred Employee as a result of
(A) such person's objection to becoming a Foreign Transferred Employee or (B) as required pursuant to applicable law.

                  (d) Except to the extent otherwise set forth in the Transition Services Agreement, Transferred Employees shall not accrue benefits under any employee benefit policy, plan, arrangement, program or agreement of Seller or its Affiliates after the Closing Date. Notwithstanding the foregoing, except with respect to any liability or obligation included in the determination of Actual Net Asset Value included in the Closing Date Balance Sheet, Seller shall be responsible for all benefits accrued, claims incurred or obligations arising with respect to the Transferred Employees' service with Seller or its Affiliates on or prior to the Closing Date, and Seller shall satisfy such responsibility by paying to Purchaser the amount of any such pre-Closing Date obligations which are assumed by Purchaser or its Affiliates, by operation of law or by express assumption.

                  (e) Seller is wholly responsible for complying with all applicable health care continuation coverage requirements under the law commonly known as COBRA with respect to the employees of the Business as to qualifying events that occur on or prior to the Closing Date, and Purchaser is wholly responsible for complying with such coverage requirements with respect to employees employed by Purchaser and its Affiliates from and after the Closing Date who have qualifying events that occur after the Closing.

                  (f) Effective as of the Closing Date, Seller shall cause the Trustees of the Systems & Computer Technology Corporation 401(k) Plan ("SCT Plan") to vest all then nonvested account balances in the SCT Plan for each US Transferred Employee.

                  (g) In the event that medical or dental insurance coverage under Purchaser's welfare plans is not available for the Transferred Employees as of the Closing Date, Seller agrees to provide medical continuation coverage to such employees and their covered dependents for up to three months following the Closing Date in accordance with Section 4980B of the Code or the other analogous provisions of foreign law; provided that the appropriate premiums are paid on a timely basis.

                  (h) Effective as of the Closing, Seller will offer the US Transferred Employees domiciled in California the option to (i) transfer all or a part of their vacation accrual to Purchaser's U.S. Affiliate or (ii) be paid all or a part of their vacation accrual as of the Closing Date.

         5.7 Third Party Consents. Prior to the Closing Date, Seller shall, and shall cause each of its Affiliates to, use their respective commercially reasonable efforts to obtain all necessary third party consents required in connection with the transfer to Purchaser of the Division Assets, each Contract and the Assumed Liabilities, and shall advise Purchaser from time to time, or as requested by Purchaser, regarding the status of such consents. If any contract to be assigned to Purchaser hereunder requires the consent of a third party which has not been obtained as of the Closing Date, this Agreement shall not be deemed to effect an assignment of such contract. In such a case, with respect to each such Contract (including, for avoidance of doubt, each real property lease to be transferred hereby), Seller agrees that it shall, and shall continue to cause its Affiliates to, use their respective commercially reasonable efforts to obtain the required consent to the assignment of each such Contract and real property lease, it being agreed that nothing contained in this Section 5.7 shall operate as a waiver to the closing condition specified in Section 6.1(e). Unless and until such consent is obtained, Purchaser will perform and fulfill, on a subcontractor basis, the obligations of Seller or its Affiliates to be performed under such Contracts and real property leases after the Closing Date in accordance with the terms thereof as in effect as of the date hereof, and Seller will, and will cause its Affiliates to, remit to Purchaser all payments received in connection with such Contracts or real property leases.

         5.8 Public Announcements. From and after the date hereof through and including the Closing Date, except as required by law or regulation, including Nasdaq rules and except for the Signing Date Press Release as defined below, no press releases or other public announcements relating to the transactions contemplated hereby will be issued or otherwise released by any party without the prior written consent of the other party. If Seller or Purchaser or any of their respective Affiliates is required by law or regulation (including Nasdaq rules) to make any public announcements relating to the transactions contemplated hereby from and after the date hereof through and including the Closing Date, except as permitted in the next sentence, such party will submit its proposed announcement in advance to the other party and will give it a reasonable opportunity in the circumstances to comment thereon in advance of release. Promptly after the execution of this Agreement, Seller shall be permitted to issue a press release announcing the transactions contemplated hereby which press release shall be substantially in the form of Exhibit H (the "Signing Date Press Release") and thereafter Seller shall be permitted to discuss and disclose this Agreement and the transactions contemplated hereby on or in conference calls, web-casts or other broadcasts, or SEC filings.

         5.9 Certain Notifications. At all times from the date hereof and prior to the Closing Date, each party shall promptly notify the other party in writing of the occurrence of any event known to such party which will or is likely to result in the failure to satisfy any of the conditions specified in Article VI hereof.

         5.10 Use of Division Names. From and after the Closing, as soon as is reasonably practicable, but no later than 180 days after the Closing, Seller shall amend the Articles of Incorporation or Certificate of Incorporation of any of its Affiliates using any of the names of the Division listed on Schedule 5.10 and shall remove, or shall cause to be removed, from the exterior of the Seller's or any of its Affiliates' premises any such names listed on said schedule or any related logo. After Closing, Seller and its Affiliates shall have quantities of inventory, software, preprinted stationery, packaging material and other supplies which bear such names and logos. With respect to (i) such preprinted stationery, packaging material and other supplies, for a period of up to nine (9) months from the Closing Date and (ii) inventory and software, for such period of time until such inventory or software is sold or otherwise consumed in the ordinary course of business consistent with past practice, Purchaser hereby grants to Seller and each of its Affiliates a worldwide, non-exclusive, non-transferable, royalty-free license to use the names and logos specified on Schedule 5.10 and any trademarks, service marks, logos, corporate names, trade names or trade dress associated therewith ("Business Marks") solely in connection with the marketing of Seller's products as the same exist as of the date hereof (other than the Software) and in the operation of Seller's business; provided that (a) such use is in accordance with Seller's trademark usage guidelines in effect as of the Closing Date and (b) such license shall cease immediately upon the expiration of the periods identified above. Any goodwill arising from such use shall inure to the benefit of Purchaser. Seller agrees that the nature and quality of all goods and services rendered by Seller in connection with the Business Marks shall be advertised, offered and provided in a manner consistent with the quality control standards previously used by Seller in connection with the Business. Upon any termination of the licenses set forth above, Seller will no longer make any use of the Business Marks, except as may be required to be disclosed in any filings made with the US Securities and Exchange Commission. Purchaser will have the exclusive right to own, use, hold, apply for registration for, and register the Business Marks during the term of, and after the expiration or termination of, this license. Seller will neither take nor authorize any activity inconsistent with such exclusive right. Seller and its Affiliates shall not be entitled to use the Business Marks except as provided in this Section 5.10 or as otherwise permitted in accordance with the Transition Services Agreement.

         5.11 SCT Name. From and after the Closing, as soon as is reasonably practicable, but no later than 180 days after the Closing, Purchaser shall remove, or shall cause to be removed, from the exterior of the Business' premises the "SCT" name and "SCT" logo. Within 180 days following the Closing, Purchaser shall change the name of the iProcess.sct solution to a name that does not include "SCT", subject to the license granted to Purchaser and its Affiliates in the following sentence with respect to the quantities of inventory and software in existence as of the Closing. After Closing, Purchaser and its Affiliates shall have quantities of inventory, software, preprinted stationery, packaging material and other supplies which bear the "SCT" name and logo, which, for purposes of this Section 5.11 shall include the names and logo "Systems & Computer Technology Corporation" or any name incorporating the foregoing. With respect to (i) such preprinted stationery, packaging material and other supplies, for a period of up to nine (9) months from the Closing Date and (ii) inventory and software, for such period of time until such inventory or software is sold or otherwise consumed in the ordinary course of business consistent with past practice, Seller hereby grants to Purchaser and each of its Affiliates a worldwide, non-exclusive, non-transferable, royalty-free license to use the "SCT" name and logo and any trademarks, service marks, logos, corporate names, trade names or trade dress associated therewith ("SCT Marks") solely in connection with the marketing of the Software and in the operation of the Business; provided that (a) such use is in accordance with Seller's trademark usage guidelines in effect as of the Closing Date and (b) such license shall cease immediately upon the expiration of the periods identified above. Any goodwill arising from such use shall inure to the benefit of Seller. Purchaser agrees that the nature and quality of all goods and services rendered by Purchaser in connection with the SCT Marks shall be advertised, offered and provided in a manner consistent with the quality control standards previously used by Seller in connection with the Business. Upon any termination of the licenses set forth above, Purchaser will no longer make any use of the SCT Marks, except as may be required to be disclosed in any filings made with the US

Securities and Exchange Commission. Seller will have the exclusive right to own, use, hold, apply for registration for, and register the SCT Marks during the term of, and after the expiration or termination of, this license. Purchaser will neither take nor authorize any activity inconsistent with such exclusive right. Purchaser and its Affiliates shall not be entitled to use the "SCT" name and/or logo except as provided in this Section 5.11 or as otherwise permitted in accordance with the Transition Services Agreement.

         5.12 Cooperation Regarding Minimization of Costs. Purchaser and Seller hereby agree to work cooperatively from and after the date hereof (including during the period following the Closing Date) to minimize any costs and expenses to be shared by Purchaser and Seller pursuant to the terms of this Agreement. Furthermore, Purchaser and Seller hereby agree to work cooperatively from and after the date hereof (including during the period following the Closing Date) to minimize the costs and expenses that may result from the separation of the Business from Seller's other business operations in order to reduce or eliminate any adverse economic exposure to Purchaser; provided that Seller shall not be required to take any action that would, in any material respect, adversely affect Seller or its other business operations. Except as otherwise set forth herein, Purchaser and Seller shall bear equally the costs and expenses of obtaining consents and approvals of governmental authorities or third parties for the consummation of the transactions contemplated hereby (including, without limitation, any consents required to be obtained in connection with the transfer of any Contracts).

         5.13 Sales, Transfer and Other Taxes. Purchaser shall pay the first $25,000 of any sales and use Taxes, transfer, stamp and similar Taxes, if any, applicable to the consummation of the transactions contemplated hereby and the consummation of the transactions in any other agreement contemplated hereby. The next $50,000 of any such Taxes (excluding value-added or similar Taxes, to the extent fully refundable to Purchaser, which costs will be borne solely by Purchaser) will be borne equally by Purchaser and Seller. Purchaser shall pay any such Taxes in excess of $75,000. Purchaser shall prepare and file, or cause to be filed, any Tax Returns required to be filed in respect of such Taxes, and Seller shall provide such reasonable cooperation and assistance as Purchaser may request in that regard (including, as required by law, the execution of or joining in of any such Tax Return). Notwithstanding the foregoing, between the date hereof and the Closing Date, if Purchaser learns that the cost of the transfer taxes anticipated to be paid pursuant to this Section 5.13 would be materially increased because of the parties' arrangement set forth in Section 1.7, then Purchaser shall notify Seller of such fact and the parties shall negotiate and enter into a mutually satisfactory amendment to (i) treat all such maintenance contracts and liabilities related thereto to be transferred as of the Closing and (ii) agree that all transfer taxes be borne as follows: (A) the first $25,000 solely by Purchaser and (B) all amounts in excess thereof equally.

         5.14 Release of Certain Guaranties(a) . Following the Closing Date, Purchaser shall use its commercially reasonable efforts to cause itself or one of its Subsidiaries to be substituted as of the Closing or as soon as reasonably practicable thereafter for Seller or any of its Subsidiaries under each performance bond or bid bond issued by or on behalf of Seller or any of its Subsidiaries in connection with the Business' customer contracts or proposals, and which shall be set forth on a mutually prepared and agreed upon Schedule
5.14 to be attached hereto prior to the Closing Date (collectively, the "Guaranties"). In the event Purchaser is unable to effect a substitution with respect to any such Guarantee after using its commercially reasonable efforts to do so, Purchaser shall indemnify Seller and each of its Subsidiaries from any and all Losses incurred by any of them under any such Guaranty.

                                   ARTICLE VI

                              CONDITIONS OF CLOSING

         6.1 Conditions of Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions, any of which may be waived by
Purchaser:

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Seller set forth in Article II hereof, and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties that address matters only as of an earlier date, which shall be true and correct in all material respects as of such date). Seller and each of its Affiliates shall have performed in all material respects the agreements and obligations required to be performed by them under this Agreement prior to the Closing Date.

                  (b) Bring-Down Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by an officer of Seller, certifying that the conditions specified in Section 6.1(a) have been fulfilled.

                  (c) Certificate of Secretary. Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or any Assistant Secretary of Seller, attesting to the completion of all necessary action by Seller and each of its Affiliates with respect to the transactions contemplated by this Agreement, and including copies of the constating documents of Seller and each of its Affiliates party to any Subsidiary Agreement and all corporate resolutions required in connection with this Agreement.

                  (d) No Injunction. No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other third Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith; provided that Purchaser shall use commercially reasonable efforts to have any such order vacated.

                  (e) Consents and Approvals. All necessary governmental consents or approvals to the consummation of the transactions contemplated hereby by Seller or any of its Affiliates shall have been obtained by Seller and delivered to Purchaser, including any consents or approvals required under any applicable foreign antitrust or tax laws or regulations. All consents or approvals of each third party which are required in order to effect the transfer of each Scheduled Contract (as defined below) will have been obtained on terms and conditions no less favorable than in effect as of the date hereof. "Scheduled Contract" means each of (i) each real property lease set forth on
Schedule 1.1(a)(iii), (ii) each Contract involving a third party software component included in or embedded in any product of the Business (including, without limitation, the Contracts set forth on Schedule 6.1(e)), (iii) each Contract involving a third party software component sold as a supplement to products developed by the Business, but only if the aggregate license fee revenue for the three-year period ended September 30, 2001 for the sale of the developed product and the third party software component represents 10% or more of the aggregate license fee revenue for such period for the sale of such developed product whether or not sold with such third party software component and (iv) each customer Contract of the Business representing $100,000 or more of maintenance fee revenue for the trailing twelve-month period ended September 30, 2001.

                  (f) Transition Services Agreement, Proprietary Rights Agreement and Royalty Agreement. Seller, on behalf of itself and its post-Closing Affiliates, shall have executed and delivered (i) a Transition Services Agreement in form and substance as set forth on Exhibit B attached hereto together with Exhibit I and Exhibit II thereto as contemplated in Section
5.3 above (the "Transition Services Agreement") and the Transition Services Agreement shall be in full force and effect as of the Closing, (ii) a Proprietary Rights Agreement in form and substance to be mutually agreed upon by Purchaser and Seller (which will include a fully paid-up, royalty free license to Seller's and its Affiliates' Customer Management and Support System software developed by Seller and any improvements or enhancements thereto, it being agreed that Purchaser will obtain and pay for any third party licenses required in connection therewith) (the "Proprietary Rights Agreement") and the Proprietary Rights Agreement shall be in full force and effect as of the Closing and (iii) a Royalty Agreement in form and substance as set forth on Exhibit D attached hereto (the "Royalty Agreement") and the Royalty Agreement shall be in full force and effect as of the Closing.

                  (g) Noncompetition and Nonsolicitation Agreement. Seller, on behalf of itself and each of its post-Closing Affiliates, shall have executed and delivered the Noncompetition and Nonsolicitation Agreement in the form and substance attached hereto as Exhibit E, and such agreement shall be in full force and effect as of the Closing.

                  (h) Distribution Agreement. Either (i) Seller and Purchaser shall have executed and delivered a mutually satisfactory distribution agreement for the Arcian/Relationship Network Management Software (the "Arcian Product Line") and such distribution agreement shall be in full force and effect as of the Closing or (ii) if (A) the parties are unable to mutually agree on the aforementioned distribution agreement, (B) Seller elects to shut down and discontinue further development of the Arcian Product Line and (C) Seller provides Purchaser with written notice granting Purchaser the right to negotiate with Seller to purchase the Arcian Product Line during the 60-day period immediately following the receipt of such notice, then the aforementioned distribution agreement will not be a pre-condition to Purchaser's obligations to effect the Closing; provided that, Seller shall continue to operate the Arcian Product Line during such 60-day period and promptly thereafter shall either shut down the Arcian Product Line or transfer it to Purchaser upon such terms as the parties may mutually agree or transfer it to another unaffiliated third party.

                  (i) Subleases. Seller shall have executed and delivered sublease agreements (and, if required, the consent thereto by the landlord of the prime lease) for the Business' current facilities located in (i) Malvern, Pennsylvania, (ii) Alpharetta, Georgia and (iii) Henley-in-Arden, United Kingdom, each in form and substance to be mutually agreed upon by Purchaser and Seller (collectively, the "Sublease Agreements"), and each such Sublease Agreement shall be in full force and effect as of the Closing.

                  (j) Works Council. This Agreement shall not be deemed to sell or transfer any Division Assets or Assumed Liabilities of the Business or Systems & Computer Technology International B.V. or Fygir Logistics Information Systems B.V. unless and until Works Council approval has been obtained.

                  (k) Deliveries of Seller. Seller shall have delivered or cause to be delivered to Purchaser the following:

                           (i) possession of all of the Division Assets
(excluding, for avoidance of doubt, any Excluded Assets);

                           (ii) one or more Assignments and Assumptions and
Bills of Sale, executed by Seller and/or its Affiliates transferring the Division Assets and Assumed Liabilities, in the form and substance mutually agreed to by the parties;

                           (iii) one or more Trademark Assignments, executed by
Seller and/or its Affiliates conveying any trademarks and service marks included within the Division Assets, in the form attached hereto as Exhibit G-1 and one or more Copyright Assignments, executed by Seller and/or its Affiliates conveying any copyrights included within the Division Assets, in the form attached hereto as Exhibit G-2;

                           (iv) one or more domain name transfer documents
conveying any domain names included among the Division Assets to Purchaser; and

                           (v) other documents reasonably required to be
delivered by Seller or its Affiliates in order to effect the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser and its counsel.

         6.2 Conditions of Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions, any of which may be waived by Seller:

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Purchaser set forth in
Article III hereof, and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties that address matters only as of an earlier date, which shall be true and correct in all material respects as of such date). Purchaser and each of its Affiliates shall have performed in all material respects the agreements and obligations required to be performed by them under this Agreement prior to the Closing Date.

                  (b) Bring-Down Certificate. Seller shall have received a certificate, dated the Closing Date, signed by an officer of Purchaser, certifying that the conditions specified in Section 6.2(a) have been fulfilled.

                  (c) Certificate of Secretary. Seller shall have received a certificate, dated the Closing Date, signed by the Secretary or any Assistant Secretary of Purchaser, attesting to the completion of all necessary action by Purchaser and each of its Affiliates with respect to the transactions contemplated by this Agreement, and including copies of the constating documents of Purchaser and each of its Affiliates party to any Subsidiary Agreement and all corporate resolutions required in connection with this Agreement.

                  (d) No Injunction. No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other third Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith; provided that Seller shall use commercially reasonable efforts to have any such order vacated

                  (e) Consents and Approvals. All necessary governmental consents or approvals to the consummation of the transactions contemplated hereby by Purchaser or any of its Affiliates shall have been obtained by Purchaser and delivered to Seller, including any consents or approvals required under any applicable foreign antitrust or tax laws or regulations.

                  (f) Transition Services Agreement, Proprietary Rights Agreement and Royalty Agreement. Purchaser or one or more of its Affiliates shall have executed and delivered (i) the Transition Services Agreement in form and substance as set forth on Exhibit B attached hereto together with Exhibit I and Exhibit II thereto as contemplated in Section 5.3 above and the Transition Services Agreement shall be in full force and effect as of the Closing, (ii) the Proprietary Rights Agreement in form and substance to be mutually agreed upon by Purchaser and Seller and the Proprietary Rights Agreement shall be in full force an effect as of the Closing and (iii) the Royalty Agreement in form and substance as set forth on Exhibit D attached hereto and the Royalty Agreement shall be in full force and effect as of the Closing.

                  (g) Distribution Agreement. Either (i) Seller and Purchaser shall have executed and delivered a mutually satisfactory distribution agreement for the Arcian Product Line and such distribution agreement shall be in full force and effect as of the Closing or (ii) if (A) the parties are unable to mutually agree on the aforementioned distribution agreement, (B) Seller elects to shut down and discontinue further development of the Arcian Product Line and
(C) Seller provides Purchaser with written notice granting Purchaser the right to negotiate with Seller to purchase the Arcian Product Line during the 60-day period immediately following the receipt of such notice, then the aforementioned distribution agreement will not be a pre-condition to Seller's obligations to effect the Closing; provided that, Seller shall continue to operate the Arcian Product Line during such 60-day period and promptly thereafter shall either shut down the Arcian Product Line or transfer it to Purchaser upon such terms as the parties may mutually agree or transfer it to another unaffiliated third party.

                  (h) Subleases. One or more of Purchaser's Affiliates designated by Purchaser shall have executed and delivered the Sublease Agreements to be mutually agreed upon by Purchaser and Seller and each such agreement shall be in full force and effect as of the Closing.

                  (i) Works Council. This Agreement shall not be deemed to sell or transfer any Division Assets or Assumed Liabilities of the Business or Systems & Computer Technology International B.V. or Fygir Logistics Information Systems B.V. unless and until Works Council approval has been obtained.

                  (j) Deliveries of Purchaser. Purchaser shall have delivered or cause to be delivered to Seller the following:

                           (i) the Cash Portion of the Purchase Price, as
adjusted pursuant to Section 1.4 as of the Closing;

                           (ii) one or more Assignments and Assumptions and
Bills of Sale, executed by Purchaser and/or its Affiliates accepting the transfer of the Division Assets and Assumed Liabilities, in the form and substance mutually agreed to by the parties;

                           (iii) one or more Trademark Assignments, executed by
Purchaser and/or its Affiliates accepting the transfer of any trademarks and service marks included within the Division Assets, in the form attached hereto as Exhibit G-1 and one or more Copyright Assignments, executed by Purchaser and/or its Affiliates accepting the transfer of the copyrights included within the Division Assets, in the form attached hereto as Exhibit G-2;

                           (iv) one or more domain name transfer documents
conveying any domain names included in the Division Assets to Purchaser; and

                           (v) other documents reasonably required to be
delivered by Purchaser or its Affiliates in order to effect the transactions contemplated hereby, in form and substance reasonably satisfactory to Seller and its counsel.

                                  ARTICLE VII

                                     CLOSING

         7.1 Closing Date. The closing for the consummation of the transactions contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Seller and Purchaser, take place no later than three (3) Business Days following the satisfaction or waiver of each of the conditions specified in Article VI hereof (the "Closing Date") at a place to be determined by the parties.

         7.2 Termination of Agreement. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a) By mutual consent of the parties hereto; or

                  (b) By Purchaser or Seller, if any governmental authority shall have issued an order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party that has failed to perform in all material respects its obligations under Section 5.3 or the proviso contained in Sections 6.1(e) or 6.2(d); or

                  (c) By Purchaser or Seller, if the transactions contemplated hereby shall not have been consummated on or before June 30, 2002 (the "Expiration Date") or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby; provided that the right to terminate this Agreement under this Section 7.2(c) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the proximate cause of or resulted in the failure of the transactions contemplated hereby to occur on or before the Expiration Date; or

                  (d) By Purchaser or Seller, if there shall be any law, statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited; or

                  (e) By Purchaser if there has been a material breach by Seller of any of its representations, warranties or covenants contained in this Agreement, which breach is not cured within ten (10) days after notice thereof is received by Seller (provided that Seller shall not be entitled to any cure period for any breach of Section 4.3); or

                  (f) By Seller if there has been a material breach by Purchaser of any of its representations, warranties or covenants contained in this Agreement, which breach is not cured within ten (10) days after notice thereof is received by Purchaser.

         7.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.2, notice thereof shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Purchaser or Seller or any of their respective Affiliates except that (a)
Section 5.5, regarding confidentiality, and this Section 7.3 shall remain in full force and effect and (b) nothing herein will relieve any party from liability for any breach of any representation, agreement or covenant herein.

                                  ARTICLE VIII

                                  POST-CLOSING

         8.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall, except as otherwise set forth in this
Section 8.1, survive the Closing for a period of or until (i) the second anniversary of the Closing Date, (ii) the third anniversary of the Closing Date, in the case of any breach of any representation or warranty contained in Section
2.6 (Undisclosed Liabilities), Section 2.13 (Proceedings), Section 2.15 (Intellectual Property) or Section 2.16 (Software), (iii) the fifth anniversary of the Closing Date, in the case of any breach of any representation or warranty contained in Section 2.19 (Environmental Laws) and (iv) 30 days after the expiration of the relevant statute of limitations, in the case of any breach of any representation or warranty contained in Section 2.8(b) (regarding title to tangible assets), the first sentence of Section 2.15(b) (regarding title to the Division Intellectual Property), Section 2.17 (Employee Benefits) or Section
2.20 (Taxes) (each of the foregoing clauses (i), (ii), (iii) and (iv) collectively referred to as the "Indemnification Deadline"); provided that so long as such written notice of a Loss (as hereinafter defined) is given on or prior to the Indemnification Deadline, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any breaches of any of the covenants or agreements of any party hereto will not be subject to any time limitations.

         8.2 Indemnification of Purchaser by Seller. From and after the Closing Date, Seller (for purposes of this Section 8.2 only, "Indemnifying Party") shall indemnify, defend, and hold harmless Purchaser, each of its Affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, reasonable attorneys' fees and accounting fees), but excluding any punitive or exemplary damages ("Losses") incurred by any such Person with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

                  (a) A breach by the Indemnifying Party of any representation or warranty made by the Indemnifying Party and contained in this Agreement or in any certificate or other document delivered by said party to Purchaser or its Affiliates hereunder or thereunder;

                  (b) A breach by the Indemnifying Party of any covenant, restriction or agreement made by or applicable to the Indemnifying Party and contained in this Agreement or in any certificate or other document delivered by said party to Purchaser or its Affiliates hereunder or thereunder;

                  (c) Any claim of any broker or finder claiming by, through or under Seller or any of it Affiliates; or

                  (d) All loss, expense or damage suffered as the direct result of the Indemnifying Party's failure to pay or perform those liabilities expressly assumed or undertaken under this Agreement, including any failure to pay or perform any of the Excluded Liabilities.

The Indemnifying Party shall not be required to indemnify Purchaser and its Affiliates pursuant to Section 8.2(a) unless and until the aggregate of all Losses pursuant to Section 8.2(a) exceeds $250,000 (the "Basket") and in such case (i) Purchaser's and its Affiliates' right to recover for Section 8.2(a) claims shall apply only to the excess of the Basket; (ii) in no event shall the aggregate amount of indemnification in excess of the Basket under Section 8.2(a) by the Indemnifying Party exceed $7,000,000 (the "Cap Amount"); provided that the Basket shall not apply to any Losses relating to Section 2.4 (Completeness of Assets), Section 2.8(b) (regarding title to tangible assets) or the first sentence of Section 2.15(b) (regarding title to the Division Intellectual Property), the Cap Amount shall not apply to any Losses relating to Section 2.8(b) (regarding title to tangible assets), the first sentence of Section 2.15(b) (regarding title to the Division Intellectual Property) or Section 2.20 (Taxes) and the Cap Amount shall not apply to any Losses relating to Section 2.4

(Completeness of Assets), but rather in no event shall the aggregate amount of indemnification under Section 8.2(a) by the Indemnifying Party for any such Losses for a breach of Section 2.4 (Completeness of Assets) exceed the Purchase Price. If any Loss indemnifiable pursuant to Section 8.2(a) above would also be indemnifiable pursuant to Section 8.2(b), Section 8.2(c) or Section 8.2(d) above, such Loss will be deemed to be the subject matter of the indemnity set forth in Section 8.2(b), Section 8.2(c) or Section 8.2(d), and thus, not subject to the limitations set forth in Section 8.1 or this Section 8.2 (including, without limitation, the Basket, the Cap Amount or the Indemnification Deadline).

         8.3 Indemnification of Seller by Purchaser. From and after the Closing Date, Purchaser (for purposes of this Section 8.3 only, "Indemnifying Party") shall indemnify, defend, and hold harmless Seller and its Affiliates and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities (including, without limitation, interest that may be imposed in connection therewith, court costs, litigation expenses, reasonable attorneys' fees and accounting fees), but excluding any punitive or exemplary damages ("Losses") incurred by any such Person with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

                  (a) A breach by the Indemnifying Party of any representation or warranty made by the Indemnifying Party and contained in this Agreement or in any certificate or other document delivered by said party to Seller or its Affiliates hereunder or thereunder;

                  (b) A breach by the Indemnifying Party of any covenant, restriction or agreement made by or applicable to the Indemnifying Party and contained in this Agreement or in any certificate or other document delivered by said party to Seller or its Affiliates hereunder or thereunder; or

                  (c) All loss, expense or damage suffered as the direct result of (i) the Indemnifying Party's failure to pay or perform those liabilities expressly assumed or undertaken under this Agreement, including, without limitation, any Assumed Liability or (ii) the assertion against Seller or any of its Affiliates of any liability or obligation of the Business as owned or operated by Purchaser or its Affiliates, except for any liability or obligation for which Seller is required to indemnify Purchaser for pursuant to this Agreement.

The Indemnifying Party shall not be required to indemnify Seller and its Affiliates pursuant to Section 8.3(a) unless and until the aggregate of all Losses pursuant to Section 8.3(a) exceeds $250,000 (the "Basket") and in such case (i) Seller's and its Affiliates' right to recover for Section 8.3(a) claims shall apply only to the excess of the Basket; and (ii) in no event shall the aggregate amount of indemnification in excess of the Basket under Section 8.3(a) by the Indemnifying Party exceed $7,000,000 (the "Cap Amount"). If any Loss indemnifiable pursuant to Section 8.3(a) above would also be indemnifiable pursuant to Section 8.3(b) or Section 8.3(c) above, such Loss will be deemed to be the subject matter of the indemnity set forth in Section 8.3(b) or Section 8.3(c), and thus, not subject to the limitations set forth in Section 8.1 or this Section 8.3 (including, without limitation, the Basket, the Cap Amount or the Indemnification Deadline).

         8.4 Procedure for Indemnification.

                  (a) The party which is entitled to be indemnified hereunder (the "Indemnified Party") shall promptly give written notice hereunder to the party required to indemnify (the "Indemnifying Party") after obtaining notice of any claim as to which recovery may be sought against the Indemnifying Party because of the indemnity in Section 8.2 or Section 8.3 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

                  (b) Subject to Section 8.2 or Section 8.3, as applicable, if the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. Anything in this Section 8.4 to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation. In all cases, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of claims or litigation, including by making employees, information, and documentation reasonably available.

                  (c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and, subject to Section 8.2 or Section 8.3, as applicable, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

                  (d) Subject to Section 8.2 or Section 8.3, as applicable, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

         8.5 No Other Representations or Warranties. Notwithstanding anything to the contrary contained in this Agreement, neither party nor any of their respective Affiliates is making any representation or warranty whatsoever, express or implied, except those representations and warranties made in this Agreement, and each of the other agreements and certificates contemplated hereby.

         8.6 Exclusive Remedy. The indemnification provided in this Article VIII shall be the sole and exclusive remedy after the Closing Date for monetary damages available to Purchaser, Seller and their respective Affiliates for breaches of any of the terms, conditions, representations, warranties or covenants contained in this Agreement (excluding, for avoidance of doubt, any of the subject matter, events giving rise to or transactions provided for in any of the other agreements contemplated hereby). Without limiting the generality of the foregoing, as a material inducement to the other party entering into this Agreement, each party to this Agreement hereby waives any claim or cause of action, known or unknown, foreseen or unforeseen, which exists or may arise in the future, or which it otherwise might assert, including without limitation under the common law or federal or state securities laws, trade regulation laws, Environmental Laws or other laws, by reason of this Agreement or its subject matter, the events giving rise to this Agreement and the transactions provided for in this Agreement, except for (i) claims or causes of action brought under and subject to the terms and conditions of this Agreement or (ii) injunctive relief or other equitable relief.

         8.7 Mitigation. Each of the parties shall take, and shall cause their respective Affiliates to take, all commercially reasonable steps within their control to mitigate any Losses as soon as reasonably practicable after such party becomes aware of any event which does, or could reasonably be expected to, give rise to any such Losses.

         8.8 Losses Net of Insurance Proceeds, Etc. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of (i) any amounts, as and when recovered in cash, by an Indemnified Party pursuant to any indemnification agreement with any third party, including any insurer (it being agreed that nothing in this Agreement shall impair any right of subrogation to which such third party may be entitled) (any such third party referred to in this clause (i), a "Collateral Source") and (ii) any Tax benefits attributable to any such Loss, as and when realized.

         8.9 Collateral Sources. An Indemnified Party shall use commercially reasonable efforts to seek recovery from any Collateral Source in connection with any Losses for which indemnification is provided under this Article VIII, it being agreed that nothing in this Agreement shall require such Indemnified Party to proceed against such Collateral Source prior to making a demand for indemnification from the Indemnifying Party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Further Actions. From time to time, as and when requested by the other party, Seller and Purchaser shall, and shall cause each of their respective Affiliates to, execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the requesting party may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

         9.2 Expenses. Except as otherwise expressly provided herein, each of Seller, on the one hand, and Purchaser, on the other hand, shall bear its own expenses incident to its obligations under this Agreement and each of the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of its bankers, investment bankers, legal counsel, brokers, accountants or other representatives or consultants.

         9.3 Entire Agreement. This Agreement, which includes the Appendix, the Schedules and the Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements, agreements or understandings with respect thereto, whether written or oral.

         9.4 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless the context of this Agreement clearly requires otherwise, (a) "or" has the inclusive meaning frequently identified with the phrase "and/or," (b) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and
(c) references "hereunder" or "herein" relate to this Agreement.

         9.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by registered or certified mail, postage prepaid, (c) sent by overnight courier with a nationally recognized courier or (d) via facsimile confirmed in writing in any of the foregoing manners, as follows:

                  If to Seller:      Systems & Computer Technology Corporation
                  -------------      Great Valley Corporate Center
                                     Four County View Road
                                     Malvern, Pennsylvania 19355
                                     Attention: Richard Blumenthal, Senior Vice
                                                President and General Counsel
                                     Facsimile: (610) 578-7457


                  with a copy to:    Pepper Hamilton LLP
                  --------------     3000 Two Logan Square
                                     Philadelphia, Pennsylvania  19103-2799
                                     Attention: Barry M. Abelson, Esq.
                                     Facsimile: (215) 981-4750


                  If to Purchaser:   High Process Technology, Inc.
                  ----------------   c/o Golden Gate Private Equity, Inc.
                                     One Embarcadero Center
                                     33rd Floor
                                     San Francisco, CA 94111
                                     Attention: Prescott Ashe, Managing Director
                                     Facsimile: (415) 627-4501


                  with a copy to:    Kirkland & Ellis
                  --------------     200 East Randolph Drive
                                     Chicago, Illinois 60601
                                     Attention: Jeffrey C. Hammes, P.C.
                                                Gary Holihan
                                     Facsimile: (312) 861-2200


If sent by mail, notice shall be considered delivered five (5) Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon delivery thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.

         9.6 Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the choice of law principles thereof). Any action, suit or other proceeding relating to injunctive relief or the enforcement of an award by an arbitrator or the Firm initiated by either party against the other under or in connection with this Agreement may be brought in any Federal or state court in the State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Each of Seller and Purchaser hereby submit themselves to the jurisdiction of any such court for the purposes of this
Section 9.6 only. Except to the extent specifically awarded by the court, each party shall bear its own expenses in connection with any claims brought pursuant to this Section 9.6 and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         9.7 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by any party without the written consent of the other party and any such purported assignment by any party without such consent shall be void, except that:

             (a) any or all rights of either Seller or Purchaser to receive the performance of the obligations of the other party hereunder, any or all rights to assert claims against the other party in respect of any inaccuracy in or breach of any representations, warranties or covenants of such party hereunder and any or all of either party's obligations to the other party hereunder, may be assigned by either Seller or Purchaser to any of their respective Affiliates (it being agreed that no such assignment shall relieve either Seller or Purchaser from any liability to the other party with respect to any such assignment of such party's obligations); and

             (b) Purchaser may assign to any financial institution providing financing to Purchaser or any of its Affiliates any or all of its rights to assert claims against Seller in respect of any inaccuracy in or breach of representations, warranties or covenants under this Agreement, but Purchaser shall require any assignee of such rights under clause (a) or (b) to take such rights subject to any defenses, counterclaims and rights to which Seller might be entitled under this Agreement.

         9.8 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing and signed by the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         9.9 Third Party Rights. Notwithstanding any other provision of this Agreement, and except as expressly provided in Article VIII hereof or as permitted pursuant to Section 9.7 hereof, this Agreement shall not create benefits on behalf of any shareholder or employee of any Person (including, without limitation, any broker or finder), except for Seller or Purchaser themselves and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         9.10 Severability. If any term or provision of this Agreement shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, or affecting any other provision of this Agreement.

         9.11 Arbitration. With the exception of any matter involving a request for injunctive relief or the retention of the Firm to resolve any dispute with respect to the determination of Net Asset Value, from and after the Closing, any dispute regarding the validity, the terms or any aspect of this Agreement, or any act which allegedly has or would violate any provision of this Agreement, will be submitted to binding arbitration and shall be administered by the JAMS/Endispute, Inc. ("JAMS") or the American Arbitration Association ("AAA"), which shall be the exclusive remedy for such claim or dispute. The selection of JAMS or AAA will be at the option of the claimant, and the matter shall be conducted in accordance with the rules for commercial arbitration then in effect for the tribunal selected. The arbitrator shall be a retired judge or attorney licensed to practice law in New York having more than five years of substantial experience in litigation of similar disputes. Unless the parties otherwise agree, or except where the law of another jurisdiction shall be applicable, the arbitrator shall apply the substantive New York and federal law applicable to the claim asserted, as though the matter were heard in the courts of those jurisdictions located in the State of New York. The arbitrator shall not have the power to commit errors of law or legal reasoning, or to award punitive damages, and the award may be vacated for any such error. The arbitration shall be conducted in New York, New York, at a location to be determined by the arbitrator. Unless specifically awarded by the arbitrator, each party shall bear the cost of its own attorneys' fees and expenses.

         9.12 Specific Performance. The parties recognize that if either party refuses to perform its obligation to consummate the transactions contemplated hereby, monetary damages alone will be inadequate to compensate the other party for its injury. Accordingly, either party shall, so far as it is able under the applicable law of any relevant jurisdiction, be entitled to obtain specific performance (without the requirement of posting any bond or other security) of the terms of this Agreement with respect to the consummation of the transactions contemplated hereby in addition to any other remedies to which such party may be entitled to, at law or in equity, including, but not limited to, monetary damages.

         9.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.

         9.14 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto, to the extent the relevance of any such deemed cross-referenced disclosure is readily and obviously apparent, shall be deemed to have been so disclosed in any other Schedule or Exhibit or representation or warranty made by either party herein. Matters reflected in the Schedules and Exhibits hereto are not necessarily limited to matters required by this Agreement to be disclosed herein or therein. Such additional matters are provided for information purposes only. Any conflict or inconsistency between the Schedules and this Agreement will be governed by the terms and conditions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the date first above written.

                                               "Purchaser"

                                               HIGH PROCESS TECHNOLOGY, INC.

                                               By:   /s/ David Dominik
                                                    ----------------------------

                                               Its: Director
                                                    ----------------------------



                                               "Seller"

                                               SYSTEMS & COMPUTER TECHNOLOGY
                                               CORPORATION

                                               By:   /s/ Eric Haskell
                                                    ----------------------------

                                               Its: Sr. Vice President
                                                    ----------------------------

                                   APPENDIX A
                                   ----------

                                   Definitions

                  Capitalized terms in this Agreement shall have the meanings ascribed to them in this Appendix A unless such terms are defined elsewhere in this Agreement:

                  Affiliate: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of another Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Business: Means the Division's business of developing, supporting and marketing, licensing and selling end-to-end e-business solutions (including the individual components of the iProcess.sct solution, consisting of the Internet Business Suite, Supply Chain Executive Suite and Supply Chain Planning and Optimization Suite) and related services to process manufacturers and distributors worldwide. For avoidance of doubt, the Business shall not include the Excluded Assets.

                  Business Day: Any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted by law to be closed.

                  Division Intellectual Property: Means all Intellectual Property owned or used by Seller or any of its Affiliates which are exclusively used in, used exclusively for the benefit of or exclusively related to the Business, including, without limitation, all Software, in each case together with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that now or hereafter may be secured throughout the world, and including without limitation the Intellectual Property set forth on Schedule 2.15(a).

                  Encumbrance: Any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights.

                  Governmental Entity: Any nation or any state, commonwealth, territory, possession or tribe and any political subdivision, courts, departments, commissions, boards, bureaus, agencies or other instrumentalities of any of the foregoing.

                  Indebtedness: With respect to any Person (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with U.S. GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                  Intellectual Property: Means all (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, trade names and domain names, and any registrations or applications for registration of any of the foregoing, together with all good will associated therewith; (iii) copyrights and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) trade secrets, know how and other confidential or proprietary information (including, without limitation, inventions, specifications, flow charts, designs, proposals, financial and marketing plans and customer and supplier lists and information); (vi) software, data, databases and related documentation; and (vii) copies and tangible embodiments of the foregoing (in whatever form or medium).

                  Knowledge: Means (i) in the case of an individual, to the best of such Person's knowledge and (ii) in the case of a Person other than a human being, to the best of such Person's knowledge after due inquiry of the executive officers of such Person.

                  Material Adverse Effect: A material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Division, taken as a whole.

                  Permitted Encumbrances: Means (i) Encumbrances for Taxes or other governmental charges, assessments or levies (A) which are not delinquent or (B) the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Business' financial statements, (ii) landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Encumbrances arising or incurred in the ordinary course of business, (iii) other Encumbrances the existence of which do not materially impair the operations of the Business in the ordinary course or the value of the Division Assets taken as a whole and (iv) minor imperfections of title, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, encroachments, covenants and restrictions. Notwithstanding the foregoing, any Encumbrance for Indebtedness as of the Closing will not be a Permitted Encumbrance.

                  Person: An individual, corporation, partnership, joint venture, trust or unincorporated organization or association or other form of business enterprise or a Governmental Entity.

                  Software: Means all computer software programs and related object code and source codes, marketed, distributed or licensed to third parties (or currently under development by Seller or any of its Affiliates) in connection with the Business, together with third party software programs and related object code or source codes incorporated therein. All documentation and other related materials in any and all media used in connection with the Business and related to the Software shall be included in the definition of "Software."

                  Software Licenses: Means the license agreements (and related support, development or maintenance agreements) between Seller or any of its Affiliates, on the one hand, and each Person to whom Seller or any of its Affiliates has granted rights to use any of the Software, on the other hand, a list of which is set forth on Schedule 2.9(a)(vii) attached hereto.

                  Tax: Any and all license and registration fees, taxes (including, without limitation, income, minimum or alternative minimum tax, gross receipts, ad valorem, value added, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, payroll, franchise, transfer, fuel, excess profits, occupational, interest equalization and other taxes), levies, imposts, duties or withholdings of any nature whatsoever imposed by any Governmental Entity, together with any and all penalties, fines, additions to tax and interest thereon, whether or not such Tax shall be existing or hereafter adopted.

                  Tax Return: Shall mean any return, report, information return, declaration, claim for refund or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

                  U.S. GAAP: Generally accepted accounting principles, consistently applied, in the United States as promulgated by the Financial Accounting Standards Board, the Accounting Principles Board and other recognized sources for the promulgation of such generally accepted accounting principles.

                  Works Council: Means the Works Council representing the employees of Fygir Logistics Information Systems B.V. and Systems & Computer Technology International B.V.

                  Other Definitions: The following terms have the meanings ascribed to them in the Sections noted:


                                   Term                                 Section
                                   ----                                 -------
                  2001 Balance Sheet                               2.5(a)
                  AAA                                              9.11
                  Agreement                                        9.11
                  Actual Net Asset Value                           1.4(b)
                  Agreement                                        Recitals
                  Arcian Product Line                              6.1(h)
                  Assumed Liabilities                              1.2(a)
                  Authorizations                                   2.10(a)
                  Basket                                           8.2 / 8.3
                  Benefit Plans                                    2.18(a)
                  Business Marks                                   5.10
                  Cap Amount                                       8.2 / 8.3
                  Cash Portion                                     1.3(a)
                  Closing                                          7.1

                  Closing Date                                7.1
                  Closing Date Balance Sheet                  1.4(b)
                  Code                                        2.20
                  Collateral Source                           8.8
                  Contracts                                   1.1(a)(vi)
                  Computer Systems                            2.15(d)
                  Division                                    Recitals
                  Division Assets                             1.1(a)
                  Draft Closing Date Balance Sheet            1.4(b)
                  Environmental Law                           2.20(b)
                  ERISA                                       2.18(a)
                  Estimated Net Asset Value                   1.4(a)
                  Excluded Assets                             1.1(b)
                  Excluded Liabilities                        1.2(b)
                  Expiration Date                             7.2(c)
                  Financial Statements                        2.5(a)
                  Firm                                        1.4(b)
                  Foreign Objecting Employee                  5.6(c)
                  Foreign Transferred Employees               5.6(a)
                  Guaranties                                  5.13
                  Hazardous Material(s)                       2.20(c)
                  Indemnification Deadline                    8.1
                  Indemnified Party                           8.4(a)
                  Indemnifying Party                          8.2 / 8.3 / 8.4(a)
                  JAMS                                        9.11
                  Losses                                      8.2 / 8.3
                  Material Contract                           2.9(a)
                  Most Recent Balance Sheet                   2.5(a)
                  Net Asset Value                             1.4(a)
                  Objection Notice                            1.4(b)
                  Proceedings                                 2.13(a)
                  Proprietary Rights Agreement                6.1(f)
                  Purchase Price                              1.3(a)
                  Purchaser                                   Recitals
                  Real Property                               2.8(a)
                  Release                                     2.20(d)
                  Royalty Agreement                           6.1(f)
                  SCT Marks                                   5.11
                  SCT Plan                                    5.6(f)
                  Scheduled Contracts                         6.1(e)
                  Seller                                      Recitals
                  Signing Date Press Release                  5.8
                  Sublease Agreements                         6.1(i)
                  Subsidiary Agreements                       1.6(a)
                  Transferred Employees                       5.6(a)
                  Transition Country                          5.15
                  Transition Expiration Date                  5.15(c)
                  Transition Period                           5.15
                  Transition Services Agreement               6.1(f)
                  US Transferred Employees                    5.6(a)